UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 1, 2025
Letter from our President & Chief Executive Officer:
Dear Fellow Shareholders,
As just the fourth CEO of Ollie’s in over 42-years of existence, I consider it an honor and a privilege to be serving as its leader.
Ollie’s is a special company that was founded around one simple purpose: to save customers money on high-quality brand name consumer products. We have stayed true to this purpose and built a culture and operating model around fulfilling this purpose. We sell “Good Stuff Cheap. Real Brands, Real Bargains!” at prices typically 20% to 70% below traditional retailers. This commitment to our customers has never been more important, as consumers continue to look for ways to stretch their hard-earned dollars during a time of rising costs and inflationary pressures.
Ollie’s is built for this environment. Our constantly changing merchandise assortment is procured by a highly experienced and long-tenured merchant team, who leverage deep, long-standing vendor relationships with hundreds of major manufacturers, wholesalers, distributors, brokers, and retailers. These relationships enable our merchant team to find and select only the best products from a broad range of brand name closeout product offerings and to pass drastically reduced prices along to our customers.
Our store layouts are designed with this product assortment in mind. We make it easy for our customers to shop our stores by displaying our frequently changing assortment of products on rolling tables, pallets, and other display fixtures. Historically, we have expanded our store base by opening new stores organically. More recently, we also have increased our store base through the acquisition of select store leases of bankrupt and distressed retailers, either through a bankruptcy store auction process, or otherwise. We follow a contiguous unit growth strategy that combines backfilling existing markets and states with entering new markets and states in a contiguous manner.
Fiscal 2024 was another strong year for Ollie’s, with many highlights and achievements. Net sales of $2.3 billion increased approximately 10% when excluding the impact of the 53rd week in the previous year. Net income per diluted share was $3.23, and when excluding excess tax benefits related to stock-based compensation and the one-time equity awards resulting from the modification of existing equity awards for our Executive Chairman, adjusted net income per share increased 13% to $3.28. In addition to this, we expanded our operating margin by 20 basis points to 11.0% and generated over $227 million in cash from operations. We opened our fourth distribution center in Princeton, Illinois, thereby expanding our distribution capacity to approximately 750 stores and supporting our store growth in the Midwest. We launched a co-branded Ollie’s Visa card that carries no fees of any kind and provides additional benefits to our Ollie’s Army loyalty program. We opened 50 new stores, ending the fiscal year with a total of 559 stores across 31 states. And finally, we acquired store leases through several bankruptcy auction processes, laying the foundation for our accelerated growth in fiscal 2025 and beyond.

At a time when consumers need it most, we are delivering unprecedented value through an ever-changing assortment that combines quality, national brands, and pricing in a way that can only be found at Ollie’s. With so many other retailers closing stores or going bankrupt in the past few years, there are a lot of abandoned customers, merchandise, real estate, and talent in the marketplace. We think there is a unique opportunity to take on some of these assets in a manner that strengthens our competitive positioning, broadens our footprint, and bolsters shareholder returns for years to come. With our expanded supply chain, flexible and resilient operating model, fortress balance sheet, and committed associates, we are ready.
WE ARE… OLLIE’S!

Sincerely,

Eric van der Valk
President, Chief Executive Officer, and Director

This letter and accompanying Proxy Statement include forward-looking statements, including related to our near-term strategic goals and capabilities. Generally speaking, any statement in this Proxy Statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of words such as “could,” “should,” “can,” “aim,” “estimate,” “forecast,” “intend,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” and “potential,” or similar expressions. In particular, statements regarding the Company’s plans, strategies, prospects and expectations regarding its business and industry, are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. These forward-looking statements involve a number of risks and uncertainties. Please refer to “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the Securities and Exchange Commission on March 26, 2025 for a discussion of factors that could cause actual results to differ from those in the forward-looking statements. Except as required by law, the Company does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
6295 Allentown Boulevard, Suite 1
Harrisburg, Pennsylvania 17112
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2025 at 10:00 a.m. local time
To our Stockholders,
Notice is hereby given that the 2025 Annual Meeting of Stockholders of Ollie’s Bargain Outlet Holdings, Inc. (“Annual Meeting”) will be held on June 12, 2025, at 10:00 a.m. local time at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112 to:
1.	Elect 10 directors to serve on the Board of Directors until the 2026 annual meeting of stockholders (the “Next Annual Meeting”);
2.	Approve a non-binding advisory proposal regarding named executive officer compensation;
3.
Approve a new 2025 Equity Incentive Plan, which our Board of Directors adopted subject to approval by the Company’s stockholders at the Annual Meeting, to succeed the Company’s 2015 Equity Incentive Plan, which is expiring; and

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.
We will also consider any other matters that properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Our Board of Directors fixed the close of business on April 16, 2025, as the record date (“Record Date”) for the determination of stockholders eligible to receive notice of and to vote at our Annual Meeting, and any adjournments or postponements thereof.
To reduce the environmental impact and cost of our Annual Meeting, we are providing access to proxy materials electronically through the internet pursuant to the Securities and Exchange Commission’s (the “SEC”) “notice and access” rules. However, if you prefer to receive paper copies of our annual proxy materials, please follow the instructions included in the Notice of Internet Availability.
To be admitted to the Annual Meeting, you must present proof of stock ownership as of the Record Date and a valid photo identification. Please follow the procedures described on page 3 of the Proxy Statement.
Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend.

BY ORDER OF THE BOARD OF DIRECTORS

James J. Comitale
Senior Vice President, General Counsel, and Corporate Secretary
May 1, 2025

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
Proxy Statement - Table of Contents

Page
INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING	1
PROPOSAL 1-ELECTION OF DIRECTORS	6
DIRECTORS AND DIRECTOR NOMINEES	7
EXECUTIVE OFFICERS	10
CORPORATE GOVERNANCE MATTERS	11
COMPENSATION OF NON-EMPLOYEE DIRECTORS AND DIRECTOR STOCK OWNERSHIP GUIDELINES	22
PROPOSAL 2-NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	24
COMPENSATION DISCUSSION AND ANALYSIS	25
SUMMARY COMPENSATION TABLE	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	52
PROPOSAL 3- APPROVAL OF A NEW 2025 EQUITY INCENTIVE PLAN, WHICH OUR BOARD ADOPTED SUBJECT TO APPROVAL BY THE COMPANY’S STOCKHOLDERS, TO SUCCEED THE COMPANY’S 2015 EQUITY INCENTIVE PLAN, WHICH IS EXPIRING	53
PROPOSAL 4-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	60
REPORT OF THE AUDIT COMMITTEE	62
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2026 ANNUAL MEETING	63
OTHER BUSINESS	63

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
6295 Allentown Boulevard, Suite 1
Harrisburg, Pennsylvania 17112
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 12, 2025
INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING
The Board of Directors (the “Board”) of Ollie’s Bargain Outlet Holdings, Inc. (“Ollie’s,” “we,” “us,” “our,” or the “Company”) is soliciting your proxy to be voted at the Annual Meeting to be held on June 12, 2025, at 10:00 a.m. local time at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112, and any postponement or adjournment thereof.
Matters Considered at the Annual Meeting
At the Annual Meeting, stockholders will be asked to vote to: (1) elect 10 nominees named herein as directors to hold office until the Next Annual Meeting; (2) approve a non-binding advisory proposal regarding the compensation of named executive officers (“Named Executive Officer(s)” or “NEO(s)”); (3) approve a new 2025 Equity Incentive Plan, which our Board adopted subject to approval by the Company’s stockholders at the Annual Meeting, to succeed the Company’s 2015 Equity Incentive Plan, which is expiring; and (4) ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the current fiscal year ending January 31, 2026 (“Fiscal 2025”). The Board is not aware of any matters to be brought before the Annual Meeting other than as set forth in the notice of meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote in accordance with their best judgment on such matters.
Record Date; Stock Outstanding; and Entitled to Vote
Holders of common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 61,402,920 shares of common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.
Important Notice of Internet Availability Proxy Materials
Under the “notice and access” rules adopted by the SEC, we are furnishing Proxy Materials as defined on page 2 of this proxy statement (the “Proxy Statement”) to most of our stockholders through the internet, rather than mailing printed copies. By doing so, we save costs and reduce our impact on the environment. If you received a Notice of Internet Availability by mail, you will not receive printed copies of the Proxy Materials unless you request them in writing. The Notice of Internet Availability will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions on the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or about May 1, 2025, to all stockholders of record as of the Record Date for the Annual Meeting.
Participating in the Annual Meeting; Admission
If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the Annual Meeting. If you are the beneficial owner of shares held in “street name” as of the close of business on the

2025 PROXY STATEMENT 1

Record Date, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker, or other nominee, along with a form of photo identification. Alternatively, you may contact the broker, bank, or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the Annual Meeting.
Please note that we will decide, in our sole reasonable discretion, whether the documentation presented for admission meets the requirements described above.
Proxy Materials
Our “Proxy Materials” include:
•	This Proxy Statement;
•	A Notice of our Annual Meeting (which is attached to this Proxy Statement); and
•	Our 2024 Annual Report to Stockholders.
If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a Proxy Card or voting instructions form. If you received or accessed these materials through the internet, your Proxy Card or voting instructions form are available to be filled out and executed electronically. You should review this entire Proxy Statement and the 2024 Annual Report to Stockholders before you vote.
Quorum; Shares Held by Brokers
The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued, outstanding, and entitled to vote as of the Record Date, is required to constitute a quorum to transact business at the Annual Meeting.
Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by broker non-votes (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum.
If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, your broker may vote your shares on any discretionary items of business to be voted upon at the Annual Meeting. If you do not provide voting instructions to your broker on how to vote your shares on any non-discretionary item of business, then the broker will not be able to vote your shares, which is known as a “broker non-vote.” The appointment of KPMG (Proposal 4) is considered a discretionary item, and brokers may vote on behalf of beneficial owners who have not provided voting instructions on this discretionary item. Brokers cannot vote on any of the other proposals contained in this Proxy Statement, which are non-discretionary items of business, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received such voting instructions, brokers report such number of shares as “non-votes.”
Required Votes on Proposals
Election of Directors. Proposal 1. The affirmative vote of the holders of a majority of the votes cast with respect to each director at the Annual Meeting is required to elect each nominee named herein as a director. Abstentions and broker non-votes will have no effect on this nondiscretionary proposal.
Non-Binding Advisory Vote to Approve Named Executive Officer Compensation. Proposal 2. The affirmative vote of the majority of shares present in person or represented by proxy and voting on the subject matter at the Annual Meeting is required to approve this nondiscretionary proposal. Abstentions and broker non-votes will have no effect on this proposal.
Approval of New 2025 Equity Incentive Plan. Proposal 3. The affirmative vote of the majority of shares present in person or represented by proxy and voting on the subject matter at the Annual Meeting is required to approve this nondiscretionary proposal. Abstentions and broker non-votes will have no effect on this proposal.
Ratification of the Selection of KPMG. Proposal 4. The ratification of the selection of KPMG as our independent registered public accounting firm for our fiscal year ending January 31, 2026, will be approved if it

2 2025 PROXY STATEMENT

receives the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and voting on this proposal. This is a discretionary proposal, and brokers may vote on behalf of beneficial owners who have not furnished voting instructions on this item. Abstentions will have no effect on the outcome of this proposal.
Other Matters. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.
Although the advisory vote in Proposal 2 is non-binding, our Board will review the results of the vote and will take the results into account in making determinations regarding our Named Executive Officer compensation.
The vote on each matter submitted to the stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.
How to Vote; Revocation of Proxies
Stockholders of record are requested to vote by proxy in one of four ways:
•	By telephone - Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;
•	By internet - Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;
•
By mail - If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign, and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

•	In person - You can deliver a completed proxy card at the Annual Meeting or vote in person at the Annual Meeting.
Voting instructions (including instructions for both telephonic and internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholder instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders, and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.
If a stockholder does not submit a proxy by the internet or by telephone or return a signed proxy card and does not attend the Annual Meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.
If you sign and return your proxy card but fail to indicate how your shares should be voted on a given proposal, your shares will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the Annual Meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.
Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company’s Secretary at our address set forth below, by executing and delivering a later-dated proxy (either in writing, by telephone, or via the internet), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.
If you are a stockholder who holds your shares in the name of a bank, broker, fiduciary, or custodian, follow the voting instructions on the form you receive from your record holder. The availability of internet and telephone proxies for these stockholders will depend on the voting procedures of the bank, broker, fiduciary, or custodian.

2025 PROXY STATEMENT 3

Householding
Some banks, brokers, and other holders of record may be participating in the practice of “householding” proxy statements, annual reports, or notices. This means that only one copy of our Proxy Materials or Notice of Internet Availability, as applicable, may have been sent to multiple stockholders in your household. If you want to receive separate copies of our Proxy Materials or Notice of Internet Availability, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, fiduciary, custodian, or other holder of record, or you may contact James J. Comitale, Senior Vice President, General Counsel, and Corporate Secretary at Ollie’s Bargain Outlet Holdings, Inc., by written request, at 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
If you own shares of our common stock in more than one account, such as individually, and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these Proxy Materials or copy of these Proxy Materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent: Equiniti Trust Company, LLC, 48 Wall Street, Floor 23, New York, NY 10005, Telephone: (800) 937-5449.
Proxy Solicitation
The Company is paying the costs of the solicitation of proxies. Members of our Board, Company officers and associates, and designated agents may solicit proxies by mail, telephone, fax, email, or in person. We will not pay directors, officers, or associates any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.
Annual Report and Company Information
Our Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended February 1, 2025 (“Fiscal 2024”), is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for Fiscal 2024 that was filed with the SEC, without charge, by writing to Ollie’s Bargain Outlet Holdings, Inc., Attn: General Counsel, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112. These materials will also be available without charge on our website at https://investors.ollies.com/sec-filings. All references in this Proxy Statement to our Annual Report on Form 10-K for Fiscal 2024 shall refer to our Annual Report on Form 10-K for Fiscal 2024 filed on March 26, 2025, as amended by our Form 10-K/A (Amendment No. 1) for Fiscal 2024 filed on April 11, 2025.
For a discussion of Adjusted EBITDA, a non-GAAP measure, including a reconciliation to the nearest GAAP measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — EBITDA and Adjusted EBITDA” beginning on page 40 of our Annual Report on Form 10-K for Fiscal 2024.
Leadership Transition
Beginning in June 2024, we completed certain executive promotions and appointments as part of our succession plan, including the promotion of Eric van der Valk from the role of Chief Operating Officer to the role of President and the promotion of Robert Helm from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, both transitions being effective June 5, 2024. We also hired Chris Zender as Executive Vice President and Chief Operating Officer on June 17, 2024.
Effective February 2, 2025, we promoted Eric van der Valk to President and Chief Executive Officer. In connection with his appointment as Chief Executive Officer, our Board enlarged the number of directors from nine to 10 and Mr. van der Valk was appointed to the Company’s Board of Directors. In conjunction with this transition, John Swygert was appointed Executive Chairman of the Board (“Executive Chairman”), also effective February 2, 2025. These transitions completed the Company’s Leadership Succession Plan, which was previously announced in June 2024.

4 2025 PROXY STATEMENT

Stock Repurchase
Over the course of our fiscal year ended February 3, 2024 (“Fiscal 2023”) and Fiscal 2024, we returned approximately $105.6 million of value to our stockholders through the repurchase of 1,448,457 shares of the Company’s common stock, which represents 2.4% of the common stock outstanding as of the end of Fiscal 2024.
On March 19, 2025, we announced that our Board adopted and approved a new share repurchase authorization of an additional $300.0 million of the Company’s outstanding common stock, effective through March 31, 2029. The plan is subject to extension or earlier termination by the Board at any time.
Corporate Governance Highlights
Our Board is committed to continued evaluation and improvement of our governance practices, including as set forth under the section of this Proxy Statement entitled “Corporate Governance Matters,” in order to serve the best interests of the Company and our stockholders.
•
On February 2, 2025, our Board increased the number of directors to 10 and appointed Eric van der Valk as a member of the Board, in connection with Mr. van der Valk’s promotion to President and Chief Executive Officer.

•	Our Board consists of all independent, non-employee directors other than our Executive Chairman and our President and Chief Executive Officer.
•	Our Board is fully declassified, and all our directors are up for election annually.
•	The Company’s Corporate Governance Guidelines and Principles reflect the Board’s commitment to consider diversity of all kinds in evaluating candidates.
•	Our Nominating and Corporate Governance Committee Charter requires that the Committee periodically review our environmental, social, and governance (“ESG”) strategy, initiatives, and policies.
•	We have a majority voting standard for directors in uncontested elections with a resignation policy for directors who do not receive the support of a majority of our stockholders.
•	Our Nominating and Corporate Governance Committee consists entirely of independent directors, including an independent Chair of the Committee.
•	Our Certificate of Incorporation does not contain any supermajority vote provisions.
•	All associates and directors are prohibited from hedging and pledging shares of Company stock.
•	Directors are required to notify the Board when the director’s principal occupation or business association changes substantially from the position held when the director joined the Board.
•	None of our directors currently serves on more than three other public company boards of directors.
•	The Board and each of its committees conduct annual self-evaluations, during which Board refreshment is considered and discussed.
•
The Board annually reviews and agrees to be bound by the Company’s Code of Conduct (as defined below in “Environmental, Social and Governance and Corporate Responsibility” – “Code of Ethical Business Conduct”).

•
During the period that the Board Diversity Rule of the Nasdaq Stock Market (“Nasdaq”) was effective, we complied with the same. We publicly disclosed board-level diversity statistics using a standardized template. We have at least three (3) board members who self-identify as diverse, including at least two (2) board members who self-identify as female.

•
Our Board has adopted a version of the so-called “Rooney Rule,” requiring that we, or search firms we engage to recruit directors, include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.

2025 PROXY STATEMENT 5

PROPOSAL 1-ELECTION OF DIRECTORS
Our Board currently consists of 10 directors. Our current Board members are Alissa Ahlman, Mary Baglivo, Robert Fisch, Stanley Fleishman, Thomas Hendrickson, Abid Rizvi, John Swygert, Eric van der Valk, Stephen White, and Richard Zannino.
Our Board is fully declassified. Alissa Ahlman, Mary Baglivo, Robert Fisch, Stanley Fleishman, Thomas Hendrickson, Abid Rizvi, John Swygert, Eric van der Valk, Stephen White, and Richard Zannino have been nominated for election at the Annual Meeting for a one-year term, and if elected, they are expected to stand for re-election at our Next Annual Meeting.
In selecting director candidates for election at the Annual Meeting, our Nominating and Corporate Governance Committee and our Board considered whether each candidate possesses the required skill sets and fulfills the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The following biographies describe the relevant business experience of each director and nominee.
The nominees for election as directors at the Annual Meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of the candidates for election. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.
In the event that, in an uncontested election, any incumbent director does not receive a majority of the votes cast in his or her favor, such director will promptly tender his resignation to the Board. Following consideration of the recommendation of the Nominating and Corporate Governance Committee, the Board will decide whether to accept or reject the tendered resignation or whether other action will be taken. The Board will disclose its explanation within 90 days after the publication of the Board election results. The Nominating and Corporate Governance Committee and the Board may consider any factor deemed appropriate in deciding whether to accept or reject the tendered resignation.
The Board unanimously recommends a vote “FOR” the election of each of the nominees for directors.

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DIRECTORS AND DIRECTOR NOMINEES
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Director	Age	Tenure	Committee Service
Alissa Ahlman	53	2020-present	Compensation Committee, Nominating and Corporate Governance Committee
Mary Baglivo	67	2023-present	Compensation Committee, Nominating and Corporate Governance Committee
Robert Fisch	75	2015-present	Compensation Committee, Nominating and Corporate Governance Committee
Stanley Fleishman	73	2013-present	Audit Committee, Nominating and Corporate Governance Committee (Chair)
Thomas Hendrickson	70	2015-present	Audit Committee (Chair), Nominating and Corporate Governance Committee
Abid Rizvi	49	2022-present	Audit Committee, Nominating and Corporate Governance Committee
John Swygert	56	2019-present	None
Eric van der Valk	55	2025-present	None
Stephen White	70	2016-present	Audit Committee, Nominating and Corporate Governance Committee
Richard Zannino	66	2012-present	Compensation Committee (Chair), Nominating and Corporate Governance Committee

Alissa Ahlman has served as a director since May 2020. Ms. Ahlman was most recently the Chief Merchandising Officer of the Home Segment of the Franchise Group, Inc., from December of 2022 through November of 2024, where she oversaw merchandising, planning, allocation, and supply chain for American Freight. Prior to joining the Franchise Group, Ms. Ahlman served as Chief Merchandising Officer and Chief Design Officer for At Home Group, Inc. (“At Home”), a high growth, national big-box retailer specializing in home décor, furniture, and seasonal products. Ms. Ahlman joined At Home’s predecessor, Garden Ridge, in March 2008, prior to its rebranding to At Home in 2014. Ms. Ahlman was responsible for the merchandise transformation at At Home and was part of the executive leadership team that rebranded Garden Ridge to At Home, including its initial public offering in 2016. Ms. Ahlman held various roles in merchandising and merchandise planning until her retirement from At Home in December 2018. Before joining At Home, Ms. Ahlman served in merchandising roles at 99 Cents Only Stores LLC and Factory 2-U Stores, Inc. Ms. Ahlman’s retail, merchandising, marketing, and business experience qualify her to serve on our Board.
Mary Baglivo has served as a director since November 2023. Ms. Baglivo currently serves as the Chief Executive Officer of the Baglivo Group, a strategy consulting company. Ms. Baglivo has held Chief Marketing Officer roles at several universities, including Pace University, from 2020 to 2023, Rutgers University, from 2017 to 2018, and Northwestern University, from 2013 to 2017. Ms. Baglivo previously served as Chair and Chief Executive Officer for the Americas at Saatchi & Saatchi Worldwide from 2008 to 2013, and Chief Executive Officer for New York at Saatchi & Saatchi from 2004 to 2008. Prior to joining Saatchi & Saatchi, she was President of Arnold Worldwide from 2002 to 2004 and Chief Executive Officer of Panoramic Communications from 2001 to 2002. Ms. Baglivo currently serves as a director of Host Hotels and Resorts (Nasdaq: HST) and Urban Edge Properties (NYSE: UE). Ms. Baglivo previously served as a director of Ruth’s Hospitality Group (Nasdaq: RUTH) until July 2023 and PVH Corp (NYSE: PVH) until June 2021. Ms. Baglivo’s strategic thinking, marketing, advertising, and executive experience, and trusted board service qualifies her to serve as one of our directors.
Robert Fisch has served as a director since September 2015. Since January 2017, Mr. Fisch has been the President of RNF Group, a consulting company focused on the assessment and evaluation of retail and other business enterprises, as well as providing mentoring services to existing management of these companies. Mr. Fisch is a featured ForbesBooks author, publishing his most recent book “Get A Life – A Roadmap to Rule the World” in January 2023, in addition to “FischTales: The Making of a Millennial Baby Boomer”, published in 2019. In September 2020,

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Mr. Fisch joined the Fashion Institute of Technology (“FIT”) Board of Directors. Mr. Fisch has launched with FIT the Bob Fisch Graduate Student Award Program in addition to being a speaker and mentor to its students. He also served as the President, Chief Executive Officer, and Chairman of the Board of Directors of rue21, inc. (Nasdaq: RUE), a large specialty apparel retailer, from June 2001 until October 2016. Mr. Fisch served as a member of the Board of Directors of The Children’s Place, Inc. (Nasdaq: PLCE) from June 2004 until March 2013. From February 1987 to December 1999, he served as the President of Casual Corner Group, Inc. Mr. Fisch’s strategic business acumen and operational experience as a chief executive officer as well as a corporate director of publicly traded retail companies qualify him to serve as one of our directors.
Stanley Fleishman has served as a director since March 2013. Since 2017, Mr. Fleishman has been the Executive Chairman of the Jetro/Restaurant Depot Group (“JRD”), a nationwide wholesale cash and carry food service distributor, prior to which he was its Chief Executive Officer since 1992, and prior to that he served as its Chief Financial Officer. Prior to joining JRD, Mr. Fleishman was the Chief Executive Officer of Dion Stores, a South African retail chain, from 1982 to 1985. Mr. Fleishman holds an M.B.A. from the Wharton School of the University of Pennsylvania, and undergraduate degrees in business and accounting. Mr. Fleishman’s broad management expertise and his operational and financial knowledge of the wholesale and retail industries qualify him to serve as one of our directors.
Thomas Hendrickson has served as a director since March 2015. Mr. Hendrickson was the Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer for Sports Authority Inc., a sporting goods retailer, from August 2003 until his retirement in February 2014. Prior to joining Sports Authority Inc., Mr. Hendrickson was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer for Gart Sports Company from January 1998 until the time of its merger with Sports Authority Inc. in August 2003. Mr. Hendrickson is currently the lead independent director and the chairman of the audit committee of the Board of Directors of O’Reilly Automotive, Inc. (Nasdaq: ORLY). Mr. Hendrickson also served as a director and the chairman of the audit committee of the Board of Directors of Snap One Holdings Corporation (Nasdaq: SNPO) until May of 2024, when the company was acquired by Resideo Technologies, Inc. Mr. Hendrickson’s financial, accounting, acquisition, and business experience qualify him to serve as one of our directors.
Abid Rizvi has served as a director since November 2022. Mr. Rizvi currently serves as the Chief Executive Officer of AriZona Beverages. He joined the company in 2016 and held various leadership positions of increasing authority before being appointed Chief Executive Officer in 2020. Mr. Rizvi also brings over 20 years of experience in consumer investment banking, having served as Managing Director and Head of Consumer and Retail Mergers & Acquisitions at RBC Capital Markets, LLC, from 2014 to 2016, and the Americas Head of Consumer and Head of Consumer and Retail Mergers & Acquisitions at Jefferies, LLC from 2010 to 2014. Mr. Rizvi began his investment banking career at Merrill Lynch & Co. where he rose to the position of Managing Director. He has extensive experience in business and financial operations, mergers and acquisitions, and accounting. Mr. Rizvi earned an MBA from MIT’s Sloan School of Management and a Bachelor of Science degree from MIT. Mr. Rizvi’s experience in finance, business leadership and operations, and banking qualify him to serve as one of our directors.
John Swygert has been our Executive Chairman since February 2, 2025. Before becoming our Executive Chairman, Mr. Swygert served as our Chief Executive Officer since June of 2024, President and Chief Executive Officer from December 2019 to June 2024, Executive Vice President and Chief Operating Officer from January 2018 to December 2019, Executive Vice President and Chief Financial Officer from 2011 to 2019, and Chief Financial Officer from 2004 to 2011. Prior to joining Ollie’s, Mr. Swygert was the Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. Before that, he held several positions of increasing authority at Factory 2-U Stores, Inc. from 1992. Mr. Swygert also previously worked at PETCO Animal Supplies, Inc. in business development and financial analysis. Mr. Swygert served on the Board of Directors of Truck Hero Holdings, Inc., a privately held company, from 2018 through January 2021. Since July 2021, he has served on the Board of Directors and the Audit Committee of Hillman Solutions Corp. (Nasdaq: HLMN). Mr. Swygert’s extensive industry, company, financial, business, and operational experience acquired from having served as our own President, Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, and in other various positions prior to joining Ollie’s, qualify him to serve as our Executive Chairman as well as one of our directors.
Eric van der Valk has been our President and Chief Executive Officer since February 2, 2025. Before that, he had served as our President since June of 2024, and before that, as our Executive Vice President and Chief

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Operating Officer since joining Ollie’s in May of 2021. Prior to joining Ollie’s, Mr. van der Valk served as President and Chief Operating Officer of Christmas Tree Shops (“CTS”), a discount retailer specializing in seasonal, home decor, consumables, and closeout merchandise. After joining CTS in 2005, shortly after it was purchased by Bed Bath and Beyond, Mr. van der Valk assumed roles of increasing responsibility, leading to his appointment to Chief Operating Officer in 2018 and President and Chief Operating Officer in 2019. Prior to CTS, Mr. van der Valk held various financial and merchandising roles at May Department Stores, Filene’s, and Robinsons-May divisions including Vice President Planning, and Divisional Controller from 1998 to 2005. Prior to this, Mr. van der Valk served as head of store operations for KB Toys. Mr. van der Valk also serves on the Board of Directors of Brightmore Brands, the largest privately held for-profit thrift store chain in North America. Mr. van der Valk’s extensive industry, company, operational, financial, and board experience acquired from having served as our own President, Chief Executive Officer, Executive Vice President, and Chief Operating Officer, and, prior to that, serving in executive and board roles at various retailers, qualify him to serve as one of our directors.
Stephen White has served as a director since July 2016. Mr. White was the Chief Logistics Officer at Dollar Tree, Inc. (Nasdaq: DLTR) (“Dollar Tree”) from April 2003 until his retirement in May 2016. Mr. White first joined Dollar Tree in 1994 and was responsible for building the logistics division during his tenure with the company. Prior to joining Dollar Tree, Mr. White served as Director of Transportation and Administration and held various other distribution and transportation positions of increasing authority at Ames Department Stores from 1986 to 1994. Before that, Mr. White held several transportation and supply chain positions with a number of companies, including LyphoMed Pharmaceuticals, Eastern Airlines, Incom International, and Shell Oil Company (NYSE: SHEL). Mr. White also consults in the field of global logistics on a part-time basis. Mr. White holds a Bachelor of Science in Business Administration with dual majors in Transportation and Distribution Management, and Finance and Insurance from Northeastern University. Mr. White’s extensive experience in logistics, business, operations, and financial matters qualify him to serve as one of our directors.
Richard Zannino is our Lead Independent Director and has served as a director since September 2012. Mr. Zannino is a Managing Director of CCMP and a member of CCMP’s Investment Committee. Prior to joining CCMP in 2009, Mr. Zannino was Chief Executive Officer and a member of the Board of Directors of Dow Jones & Company (“Dow Jones”). Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 and was promoted to Chief Operating Officer in July 2002 and to Chief Executive Officer and Director in February 2006. Prior to joining Dow Jones, Mr. Zannino was Executive Vice President in charge of strategy, finance, mergers and acquisitions, technology, and a number of operating units at Liz Claiborne. He originally joined Liz Claiborne in 1998 as Chief Financial Officer. Mr. Zannino is a Vice Chairman of the Pace University Board of Trustees. He also serves on the Boards of Directors of Estee Lauder Companies Inc. (NYSE: EL) and IAC/InterActiveCorp. (Nasdaq: IAC). Mr. Zannino’s extensive business and leadership experience, strong finance and management background in the retail industry, and his wide-ranging experience investing in and serving as a director for a diverse group of private and public companies qualify him to serve as our lead independent director and one of our directors.
To be elected, each of our nominees must receive the affirmative vote of the holders of a majority of the votes cast with respect to such nominee at the Annual Meeting.

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EXECUTIVE OFFICERS
Set forth below are biographical summaries of our executive officers as of May 1, 2025. See “Proposal 1-Election of Directors” above for information about Mr. van der Valk, who serves as our President and Chief Executive Officer, and Mr. Swygert, who serves as the Executive Chairman.

Name	Age	Position(s) as of May 1, 2025
John Swygert	56	Executive Chairman
Eric van der Valk	55	President and Chief Executive Officer
Robert Helm	45	Executive Vice President and Chief Financial Officer
Chris Zender	61	Executive Vice President and Chief Operating Officer
Kevin McLain	59	Senior Vice President, General Merchandise Manager
Larry Kraus	54	Senior Vice President, Chief Information Officer
James Comitale	60	Senior Vice President, General Counsel, and Corporate Secretary

Robert Helm joined Ollie’s as our Senior Vice President and Chief Financial Officer in October of 2022 and was promoted to Executive Vice President and Chief Financial Officer in June of 2024, at which time he assumed the additional responsibility of overseeing the Ollie’s real estate and information technology departments. Prior to joining Ollie’s, Mr. Helm was the Chief Financial Officer of The Children’s Place, Inc. (Nasdaq: PLCE) (“TCP”), a children’s specialty apparel retailer. After joining TCP in 2016 as Vice President and Controller, Mr. Helm was promoted to roles of increasing responsibility, leading to his appointment as TCP’s Chief Financial Officer in 2021. Prior to TCP, he held various finance leadership roles at prominent retailers including Ralph Lauren, rag & bone, and FreshDirect. Mr. Helm began his career in public accounting and auditing, including at KPMG, and is a Certified Public Accountant.
Chris Zender has been our Executive Vice President and Chief Operating Officer since June 2024. Prior to joining Ollie’s, Mr. Zender was the President and Chief Operating Officer of Variety Wholesalers. He joined Variety Wholesalers in 2013 as the Executive Vice President and Chief Operating Officer, before being promoted to President and Chief Operating Officer. Prior to joining Variety Wholesalers, Mr. Zender was a Regional Pro Sales Manager, South Atlantic, for Home Depot from 2011 to 2013. Mr. Zender joined Home Depot following three years as an owner of an Atlanta-based construction company. Previously, Mr. Zender also worked at K&G Fashion Superstore/The Men’s Wearhouse (“K&G”) from 2001-2008 assuming roles of increased responsibility leading to his role as President, K&G, in 2004. Prior to K&G, Mr. Zender held various operating roles at Value City Department Stores and CR Anthony Company including Chief Operating Officer and Vice President of Stores, respectively.
Kevin McLain has been our Senior Vice President, General Merchandise Manager since May 2014. From May 2011 to May 2014, Mr. McLain was Senior Vice President, General Merchandise Manager of Hardlines with Variety Wholesalers. From January 1997 to May 2011, Mr. McLain held the position of Vice President, Merchandise Manager with Anna’s Linens, a textile and home goods retailer based in Costa Mesa, California. Prior to his position with Anna’s Linens, Mr. McLain served in various managerial roles for the Target Corporation.
Larry Kraus has been our Senior Vice President, Chief Information Officer since April 2024, and before that had been our Vice President, Chief Information Officer since joining the Company in February 2017. Prior to joining Ollie’s, Mr. Kraus served as Vice President of Technology for The Bon-Ton Stores, a regional department store chain, a position he held since March 2008. Prior to this, Mr. Kraus was the Divisional Vice President, Technical Services and Operations at the Bon-Ton Stores. Prior to joining The Bon-Ton Stores, Mr. Kraus held various information technology positions of increasing responsibility at Rite Aid Corporation (“Rite Aid”) and Walmart.
James Comitale has been our Senior Vice President and General Counsel since October 2021, and our Corporate Secretary since June 2022. Prior to joining Ollie’s, Mr. Comitale was with Rite Aid for 23 years, where he advanced from the Associate Counsel position to its Executive Vice President, General Counsel, and Corporate Secretary. During his tenure with Rite Aid, Mr. Comitale was responsible for the legal function of the organization including corporate compliance, governance, mergers and acquisitions, contract and document negotiation and drafting, and counseling, all to enhance Rite Aid’s strategy, operations, and business footprint. He also directed all manner of high-stakes federal and state litigation, managed the legal department and outside counsel, and handled all types of human resources matters and investigations, from retail and pharmacy operations up through executive management. Mr. Comitale obtained his Bachelor of Arts degree from La Salle University and his Juris Doctor degree from The Dickinson School of Law, Penn State University.

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CORPORATE GOVERNANCE MATTERS
Director Independence
Pursuant to our Corporate Governance Guidelines and Principles, the Board affirmatively determines whether our directors are independent under Nasdaq’s corporate governance listing standards.
During its review of director independence, the Board considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of their immediate family and the Company and its subsidiaries and affiliates. As a result of this review and based on the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that Mses. Ahlman and Baglivo and Messrs. Fisch, Fleishman, Hendrickson, Rizvi, White, and Zannino are independent directors under the applicable SEC and Nasdaq rules.
Committees of the Board
Our Board has three standing committees: its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Our Board has adopted charters for each of its standing committees. Current copies of our committee charters are posted on our website at https://investors.ollies.com/highlights.
Audit Committee
The current members of the Audit Committee are Messrs. Fleishman, Hendrickson (Chair), Rizvi, and White. The Board has determined that Mr. Hendrickson is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee. Messrs. Fleishman, Hendrickson, Rizvi, and White meet the heightened independence requirements applicable to directors for purposes of serving on our Audit Committee under applicable SEC and Nasdaq rules.
The Audit Committee, among other items: (i) monitors and oversees our accounting and financial reporting processes, and the integrity of the corporate accounting and financial reporting processes and financial information, including financial statements; (ii) oversees and reviews our compliance with legal and regulatory requirements; (iii) oversees our processes relating to risk management, including cybersecurity risk; (iv) oversees our conduct and systems of internal control over financial reporting and disclosure controls and procedures; (v) oversees the annual audit of the Company’s financial statements; (vi) evaluates and recommends the independent registered public accounting firm’s qualifications, engagement, compensation, and independence; and (vii) monitors the performance of the Company’s independent registered public accounting firm as well as any other public accounting firm engaged to perform other audit, review, or attest services.
The Audit Committee met four (4) times during Fiscal 2024. From time to time, the Audit Committee acted on matters through written consents. The Audit Committee meets with our independent registered public accounting firm without management present on a regular basis.
Compensation Committee
The current members of the Compensation Committee are Mses. Ahlman and Baglivo, and Messrs. Fisch and Zannino (Chair). All members of the Compensation Committee meet the heightened independence requirements applicable to directors for purposes of serving on our Compensation Committee under applicable SEC and Nasdaq rules.
The Compensation Committee, among other items: (i) annually reviews, discusses, and approves the compensation of our Chief Executive Officer, and oversees and reviews the compensation our other executive officers; (ii) oversees management succession planning with the full Board; (iii) reviews and approves employment arrangements with our executive officers; (iv) oversees and administers equity and non-equity compensation plans and programs; (v) oversees, evaluates, and recommends to the Board appropriate forms and amounts of independent, non-employee director compensation; and (vi) oversees and approves the annual report of the Compensation Committee. As required by applicable SEC rules, it will also recommend to the Board the frequency of the “say-on-pay” vote.

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The Compensation Committee also reviews and recommends to the Board the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. The Compensation Committee has sole decision-making authority with respect to all compensation recommendations for our executive officers, subject to further action of the Board as the Board determines in its discretion.
To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. During Fiscal 2024, our Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”), a compensation consulting firm, to advise on director and officer compensation.
The Compensation Committee met four (4) times in Fiscal 2024. From time to time, the Compensation Committee acted on matters through written consents. The Board approves decisions regarding executive compensation after taking into account the recommendations of the Compensation Committee and its members.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Mses. Ahlman and Baglivo and Messrs. Fisch, Fleishman (Chair), Hendrickson, Rizvi, White, and Zannino. All members of the Nominating and Corporate Governance Committee are independent directors, as required under applicable SEC and Nasdaq rules.
The Nominating and Corporate Governance Committee, among other items, oversees the nomination process for candidates to the Board, including candidates recommended by stockholders, and filling vacancies consistent with the criteria approved by the Board. The Nominating and Corporate Governance Committee also: (i) reviews the effectiveness of, recommends modifications as appropriate to, and reviews Company disclosures concerning (x) the Company’s policies and procedures for identifying and screening Board nominee candidates, (y) the Company’s process and criteria (including experience, qualifications, attributes, diversity, and skills in light of the Company’s business and structure) used to evaluate Board membership and director independence, and (z) any policies with regard to Board diversity; (ii) reviews disclosures concerning director and director nominee experience, qualifications, attributes, or skills that led to the decision that each director or director nominee should serve as a director; (iii) reviews the relationships between directors, the Company, and members of management at least annually and recommends to the Board whether each director qualifies as independent; (iv) assesses the appropriateness of a director nominee who does not receive a “majority of the votes cast” at an election of directors continuing to serve as a director and recommends to the Board action to be taken in accordance with the resignation policy set forth in the Company’s Corporate Governance Guidelines and Principles; (v) reviews the appropriate skills and characteristics required of directors in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company; (vi) reviews periodically the Board and committee structure and leadership and recommends any changes to the Board; (vii) designs new director orientation and continuing education for all directors in conjunction with management; (viii) develops the methodology for annual self-evaluations of the Board, its committees, and executive management; (ix) develops the methodology for, coordinates, and oversees annual self-evaluations of the role and performance of the Board and its committees, and management, in the governance of the Company; and (x) reviews periodically the Company’s ESG strategy, initiatives, and policies.
In recommending director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors as overseen and approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Company’s Corporate Governance Guidelines and Principles reflect the Board’s commitment to consider diversity of all kinds in evaluating Board candidates. Our Nominating and Corporate Governance Committee Charter requires that any search firm that the Company or Nominating and Corporate Governance Committee engages includes qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.
Stockholders may submit recommendations for consideration to the Nominating and Corporate Governance Committee, which will be evaluated using substantially the same criteria as applied to recommendations of directors and members of management, by providing the person’s name, appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Ollie’s Bargain Outlet Holdings, Inc., Attn: The Board of Directors, the Nominating and Corporate Governance Committee, 6295 Allentown Blvd., Suite 1, Harrisburg, Pennsylvania 17112.

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To assist it in performing its duties, the Nominating and Corporate Governance Committee has the authority to engage outside consulting firms.
The Nominating and Corporate Governance Committee met four times in Fiscal 2024. From time to time, the Nominating and Corporate Governance Committee also acted on matters through written consents.
Director Nominations
Our director nominees up for election at this Annual Meeting are recommended to our Board for election by our Nominating and Corporate Governance Committee and nominated for election by the Board.
As noted above, our Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the Next Annual Meeting of stockholders (or, if applicable, a special meeting of stockholders). In general, in identifying and evaluating nominees for director, our Board considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities.
Board Diversity
Our Corporate Governance Guidelines and Principles make explicit that diversity at the Board level is an essential element in supporting the attainment of the Company’s strategic objectives. Our Board believes that diversity of all kinds is meaningful for Board function. Our Nominating and Corporate Governance Committee is focused on identifying highly qualified candidates and will consider, among other factors, the extent to which a candidate would result in increased diversity of the Board. The Nominating and Corporate Governance Committee and the Board intends to continue to search for candidates who would enable the Board to become more diverse in terms of gender and ethnicity, and any director candidate so identified who also possesses the required skill sets and fulfills the Board’s established qualification requirements will be presented to the Nominating and Corporate Governance Committee for consideration. The members of our Board self-identify as follows:

Board Diversity Matrix (as of May 1, 2025)
Total Number of Directors	10
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	8	—	—
Number of Directors Who Self-Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

Board Refreshment
Our Board believes periodic board refreshment promotes effective board structure and composition. The Board is elected annually and is declassified. The Board does not have a mandatory retirement age or term limits for directors. The Company reviews each director’s continued role on the Board, and the Board’s composition, annually to ensure the Board continues to generate new ideas and operate effectively. The Nominating and Corporate Governance Committee considers among other items each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity.

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Our Nominating and Corporate Governance Committee manages the process of identifying and screening potential director candidates to the Board, including candidates recommended by stockholders and filling vacancies consistent with the criteria approved by the Board. The annual Board and director self-assessment processes are important determinants in a director’s renomination and tenure. The additions to the Board of Alissa Ahlman in 2020, Abid Rizvi in 2022, and Mary Baglivo in 2023, have brought diversity, deep experience, broad perspective, and demonstrated success in fields critical to our business.
Board Role in Risk Oversight
Our Board, its committees, and management continually monitor the material risks facing the Company, including, among other items, financial risk, strategic risk, operational risk, enterprise risk, legal risk, compliance risk, and cybersecurity risk. Management regularly reports to the Board on its activities in monitoring and mitigating material risks. Overall responsibility for risk oversight resides with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which risk falls within the committee’s area of focus or expertise.
Our Board believes that for certain areas of risk, the Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk.
Compensation Risk
Our Compensation Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of compensation risk. The Compensation Committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. The Compensation Committee, therefore, conducts, an annual formal review, in conjunction with Pearl Meyer, of all of its incentive programs for executives and management associates. After conducting this review in Fiscal 2024, the Compensation Committee concluded that our compensation programs are not reasonably likely to incentivize associate behavior that would result in any material adverse effect to the Company. Our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures.
ESG Risk
Our Nominating and Corporate Governance Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of ESG risk. Our Nominating and Corporate Governance Committee has responsibility under the Nominating and Corporate Governance Committee Charter to review ESG risk and develop strategy as we continue to evolve our responses in this area.
Enterprise Risk Level Management
Our Audit Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of financial, regulatory, legal, cyber, and other enterprise level risks confronting the Company. Our Chief Information Officer reports and updates our Audit Committee at least quarterly on all activities and initiatives that our information technology (“IT”) security and compliance team undertakes to monitor and secure our enterprise communications, systems, and assets from external and internal threats. Our Audit Committee, our Chief Information Officer, and management as necessary regularly update our Board on IT and information security matters.
The Company also has a management level enterprise risk management committee that meets quarterly and reports quarterly to the Audit Committee. Our Chief Information Officer is a member of this committee and regularly reports on both the proactive and other measures that our IT security team undertakes to monitor and secure our communications, systems, and assets, and also details and reports on the various training and compliance programs that it develops and maintains for individual users and groups within our workforce, together with the delivery and results of these training sessions.
The Company, among other items: (i) undergoes an independent annual IT risk assessment performed in accordance with top industry security standards; (ii) is independently audited and certified annually for payment card industry (“PCI”) compliance; (iii) undergoes annual internal and external penetration testing; and (iv) undergoes annual web application and mobile application penetration testing. A recognized cybersecurity testing and auditing firm performs this testing and certification.

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The Company also subscribes to an industry leading independent IT cybersecurity rating service that provides us with an ongoing IT security rating which, among other items, allows us to analyze and enhance our IT security rating and compare it to certain peers in our industry. The Company regularly assesses and tests the Company’s policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents. These efforts include a wide range of activities, including audits, assessments, tabletop exercises, threat modeling, vulnerability testing, and other exercises focused on evaluating the effectiveness of our cybersecurity measures. The Company regularly engages third parties to perform assessments on our cybersecurity measures, including information security maturity assessments, audits, and independent reviews of our information security control environment and operating effectiveness. Reports regarding the results of such assessments, audits, and reviews are presented to the Company’s risk management committee and the Audit Committee on a quarterly basis, and the Company adjusts its cybersecurity policies, standards, processes, and practices as necessary based on the valuable information gleaned during these assessments, audits, and reviews.
As it deems necessary, the respective Board committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board.
Board Leadership Structure
Our Board understands there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive business environment in which we operate, the appropriate leadership structure may vary as circumstances warrant. The Board has appointed John Swygert as our Executive Chairman and Richard Zannino as our Lead Independent Director. The Board reviews the appointment of the Executive Chairman and Lead Independent Director periodically.
Our Executive Chairman is appointed by the independent members of our Board, with the following responsibilities:
•	Presiding at all meetings of the Board, other than executive sessions of the independent directors;
•	Working with the President and Chief Executive Officer to set the agenda and presiding at the annual meetings of stockholders;
•	Consulting with the President and Chief Executive Officer to develop the overall vision and long-term strategy plans and goals for the Company; and
•	If requested by major stockholders, ensuring that he is available for consultation and direct communication.
Our Lead Independent Director is appointed by the independent members of our Board, with the following responsibilities:
•	Presiding at executive sessions of the independent directors;
•	Serving as liaison among the President and Chief Executive Officer, independent directors, and Executive Chairman;
•	Working with the Executive Chairman to approve information and materials sent to the Board;
•	Working with the Executive Chairman to approve meeting schedules to assure there is sufficient time for discussion of all agenda items;
•	Calling and chairing meetings of the independent directors; and
•	If requested by major stockholders, ensuring that he is available for consultation and direct communication.
Attendance at Meetings
It is our policy that each director must be prepared to devote the time required to prepare for and attend Board meetings and fulfill his or her responsibilities effectively. Our directors may not serve on more than four other public company board of directors, and none of our directors currently serves on more than two other public company board of directors.
During Fiscal 2024, there were four regular meetings of the Board, two special meetings of the Board, four meetings of the Audit Committee, four meetings of the Compensation Committee, and four meetings of the

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Nominating and Corporate Governance Committee. The Board and committees also took formal action by written consent from time to time as necessary. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which they served during Fiscal 2024. Additionally, the independent directors regularly met in executive session without the presence of management in Fiscal 2024. The Lead Independent Director chaired these executive sessions of the independent directors.
We do not, as a general matter, require the members of our Board to attend our annual meetings of stockholders. Mr. Swygert and Mr. van der Valk attended the 2024 annual meeting of stockholders.
Executive Sessions
Our independent directors hold executive sessions regularly.
Stockholder and Other Interested Party Communications with the Board
Stockholders and other parties interested in communicating directly with the Board may do so by writing to the Board, c/o Ollie’s Bargain Outlet Holdings, Inc., Attention: James J. Comitale, General Counsel and Corporate Secretary, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112. The Company’s General Counsel will review all correspondence and forward to the Board all such correspondence that, in the opinion of the General Counsel, deals with the functions of the Board or committees thereof or that the General Counsel otherwise determines requires Board attention. Concerns relating to accounting, internal controls, or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy (and implemented a Whistleblower Hotline), which establishes procedures for submitting these types of concerns, either personally or anonymously, through the submission of a recorded message or written statement to a dedicated hotline communication phone number and site hosted by an independent third party with messages or statements immediately made available to the Company’s General Counsel and the Chair of the Audit Committee. Also, during each Audit Committee meeting, management updates the committee regarding the status of messages and statements left during the fiscal quarter.
Stockholders and other parties interested in communicating directly with Mr. Hendrickson, as Chair of the Audit Committee, may do so by writing to Mr. Thomas Hendrickson, Chair, Audit Committee, c/o Ollie’s Bargain Outlet Holdings, Inc., 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
Corporate Governance Guidelines and Principles
We have Corporate Governance Guidelines and Principles that the Board adopted to serve as a flexible operating framework for the Board and its committees. These guidelines cover a number of areas including the role of our Board, the size and composition of our Board, Board membership criteria and its committees, and our Board’s working process. The guidelines are reviewed periodically and updated as necessary. Our Corporate Governance Guidelines and Principles are posted on our website at https://investors.ollies.com/highlights.
Environmental, Social and Governance and Corporate Responsibility
Our top priorities in responding to current ESG conditions continue to be the safety and well-being of our associates and customers. While doing so, we have focused on ESG opportunities as we look to continue sustainable and responsible growth. The Company has taken a variety of steps to serve ESG initiatives including those summarized herein. Also, the very nature of our business provides us the opportunity to be a leader of sustainability in the retail industry. Our business model provides a viable marketplace for merchandise that otherwise may have needlessly been discarded by other retailers, while simultaneously offering “Real Brands” at “Real Bargain prices” to our customers.
Energy-Saving Initiatives
The Company positively impacts the environment through initiatives for the reduction of energy consumption, such as replacing less efficient lighting with more energy efficient LED lighting. Currently, a majority of our retail stores contain LED lighting, and our goal is to implement LED lighting in all of our retail stores in the coming years. We also have implemented an energy management system in most of our stores. This system allows us to operate the energy systems of all stores from a centralized location, so we can more efficiently diagnose issues, monitor energy needs, and optimize energy usage.

16 2025 PROXY STATEMENT

Environmental Concerns
Ollie’s is committed to conducting business in an environmentally sound manner based on scientific understanding, customer needs, and local requirements. Directors, officers, and associates are required to comply with all applicable health, safety, and environmental laws and regulations, and all related policies adopted by the Company. Further, we take efforts to minimize the environmental impact of our business, including through the implementation of a chain-wide recycling programs that divert thousands of tons of cardboard from the landfill each year.
Equal Employment Opportunity Policy
The Company also seeks to build a diverse and inclusive workplace where we can leverage our collective talents, striving to ensure that all associates are treated with dignity and respect. We are committed to providing equal employment opportunities and advancement consideration to all individuals and providing a working environment that is free of intimidation, harassment, and retaliation. Ollie’s is an equal opportunity employer and has established an Equal Employment Opportunity Policy affording equal employment opportunities to associates and applicants without regard to race, color, religion, sex, sexual orientation, gender identification, national origin, age, disability, genetic information, or any other characteristic protected under applicable law. The same policy prohibits discrimination, harassment, and retaliation of any type.
Associate Training and Development Programs
We offer a compelling work environment with meaningful experiences, growth, and career-development opportunities. This starts with the opportunity to do challenging work and learn on the job and is supplemented by programs and continuous learning that help build skills to advance. We also provide internal leadership development programs designed to prepare our high-potential associates for greater responsibility. Our Ollie’s Leadership Institute (“OLI”) is a program that equips field associates with the ability to advance their careers. Each OLI participant receives an individual development plan, designed to prepare them for their next level position.
We encourage a promote-from-within environment as internal resources permit. Reflecting our belief in our “home grown” talent, OLI is our preferred source for new supervisors and team leaders. In Fiscal 2024, over 60% of our current district team leaders were internally promoted to their current positions. Company-wide, over 60% of our field positions were filled with internal promotions. Our current team of district team leaders and store team leaders have an average tenure of approximately 7.7 years and 4.4 years, respectively. We believe our training and development programs help create a positive work environment and result in stores that operate at a high level. We believe internal promotions, coupled with the hiring of individuals with previous retail experience, provide the management structure most conducive to our long-term strategic growth.

2025 PROXY STATEMENT 17

Core Values Campaign
In Fiscal 2024, we continued to promote and foster the Company’s core values campaign (“Ollie’s Core Values”) introduced during the Company’s fiscal year ended January 28, 2023 (“Fiscal 2022”), which established guidelines to assist associates in acting and thinking in furtherance of Ollie’s Core Values. We are committed to building and maintaining a strong culture to drive performance. Ollie’s Core Values provide a framework for how we think and act as an organization. Ollie’s Core Values are:

In January of 2024, we officially launched the Ollie’s Culture Committee, a voluntary group of associates from across the organization who collaborate to bring the Core Values to life throughout the Company, including integrating the Core Values into day-to-day operations at the Company’s store support center and driving associate satisfaction, engagement, and retention across the organization.
Compensation and Benefits
We are committed to providing market-competitive compensation to all of our associates. Eligible associates participate in one of our various bonus incentive programs, which provide the opportunity to receive additional compensation based upon store and/or Company performance. In addition, we provide eligible associates the opportunity to participate in a 401(k) retirement savings plan. We have enhanced the value of this retirement benefit by electing to make the 401(k) Plan a “safe harbor” 401(k) Plan. Effective with pay beginning on January 1, 2024, we provided each eligible associate with an immediately-vested 100% Company match of the

18 2025 PROXY STATEMENT

first three percent of each eligible associate’s contribution to the 401(k) Plan and 50% of the next two percent of each eligible associate’s contribution to the 401(k) Plan. We also share in the cost of health insurance provided to eligible associates. In Fiscal 2023, we switched health insurance providers to provide substantially similar coverage more efficiently, and we continue to evaluate our programs and other offerings in order to optimize the benefits available to our associates. We provide all of our full-time and part-time associates with paid time off. All associates also receive a discount on merchandise purchased from Ollie’s stores.
Workplace Health and Safety
We strive to maintain a safe, secure, and healthy working environment and have established safety training programs. This includes administering an occupational injury- and illness-prevention program, the opportunity to reduce associate health care costs through the submission of an annual physical, and an associate assistance program, among other voluntary measures.
Other Health and Safety Events
We continue to monitor the impact of ongoing and potential future health- and safety- related events on our business, including on our associates, customers, business partners, and supply chain. We are committed to maintaining a safe work and shopping environment and continue to plan for appropriate responses to future health and safety challenges.
Ollie’s Cares: National Partnerships and Local Community Support

Ollie’s helps the communities where it does business thrive because our employees and customers live, work, and raise families there, and we endeavor to maximize our support for these local communities. Ollie’s supports a variety of groups, with an emphasis on organizations that better the lives of children and provide the best opportunities for our next generation. Through our “Ollie’s Cares” initiative, Ollie’s supports and has supported the following national organizations in significant ways:

•
Cal Ripken, Sr. Foundation: During our 16-year partnership with the Cal Ripken Sr. Foundation, we have donated more than $14.3 million in support of the organization’s mission to strengthen America’s most underserved and distressed communities by supporting and advocating for children, building parks, partnering with law enforcement and youth service agencies, and addressing community needs.

•
Children’s Miracle Network: During our 16-year partnership with the Children’s Miracle Network, we have donated more than $4.7 million in support of the organization’s mission to increase funding and awareness for local children’s hospitals.

•
Toys for Tots: During our six-year partnership with Toys for Tots, we have donated more than $5.1 million in support of the organization’s mission to collect new, unwrapped toys and distribute those toys to less fortunate children during the holidays. In addition, our stores act as collection points for our customers who donate toys.

•
Feeding America: During our six-year partnership with Feeding America, we have donated more than $3.6 million in support of the organization’s mission to advance change by ensuring equitable access to nutritious food for all.

We also support local charitable organizations by providing eligible non-profit applicants with discount certificates to use towards purchases at our stores and by participating in local non-profit fundraising events. In Fiscal 2024, the Company supported many local charitable organizations.
Code of Ethical Business Conduct
Because honesty, integrity, professionalism, fairness, and compliance with laws and regulations are of the utmost importance to Ollie’s, we have adopted a Code of Ethical Business Conduct (the “Code of Conduct”) that applies to our directors, officers, associates, and merchandise vendors. A copy of the current Code of Conduct can be found on our website at https://investors.ollies.com/highlights.

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Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or disposition of its securities by its directors, officers, employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. In addition, it is the policy of the Company to comply with all applicable securities laws when transacting in its own securities.
Disclosure Procedures
Under the Company’s “Open Door Policy” and “Whistleblower Policy” (with toll free numbers available for both “Tip Line” and “Whistleblower” contact to be made), associates are strongly encouraged to voice concerns to a manager, or, if an immediate manager is involved in the problem, to discuss the issue with the next level of management who is not involved, and to otherwise seek guidance from the appropriate authority in the event of any perceived violation of the Code of Conduct.
The Code of Conduct establishes the process and procedures for review and investigation of any alleged violations thereunder. In Fiscal 2024, we also instituted an incentive program to reward associates who bring legitimate tips to the Company’s attention. Any Ollie’s director, officer, or associate who becomes aware of any actual or potential Code of Conduct violation or any violation of law, regulation, or other standard of conduct to which Ollie’s is subject, is required to promptly report such matters, through any one or more of the following means:
(a)	reporting to a member of management or a human resources representative;
(b)
calling the Company’s Tipline at 1 (888) 655-4371, a voicemail system where reporters can explain a situation, in an effort to achieve a resolution, and through which all complaints are reviewed and investigated as appropriate. The Audit Committee reviews, on at least a quarterly basis, a summary of any material recorded communications left on the Tipline to ensure that Company management is handling all matters appropriately based on the nature of the communications;

(c)
calling the Company’s Whistleblower Hotline at 1 (844) 373-2029, operated by Nasdaq (an outside, independent service provider), in which reporters receive a PIN designed to protect their identity and confidentiality, and through which Nasdaq provides reporting to the Company’s General Counsel, Chair of the Audit Committee, and human resource department for review and appropriate investigation. The Audit Committee reviews, on at least a quarterly basis, a summary of all relevant recorded and written communications left with the Whistleblower Hotline to ensure that Company management is handling all matters appropriately based on the nature of the communications;

(d)
using the internet page http://www.openboard.info/OLLI, also operated by Nasdaq, in which case reporters receive a PIN designed to protect the identity and confidentiality, and through which Nasdaq provides reporting to the Company’s General Counsel and Chair of the Audit Committee for preliminary review;

(e)	reporting directly to the Company’s General Counsel through telephone, email, or regular mail; and/or
(f)
reporting directly to the Executive Chairman, Lead Independent Director of the Board or, for accounting concerns, directly to the Audit Committee, which reporting may then be delivered to the General Counsel of the Company for review depending on content of the reporting.

Board and Committee Oversight
The Board and its committees are committed to establishing and overseeing responsible corporate governance, including, among other items responsible and efficient policies and procedures that address ESG conditions and serve ESG initiatives in the best interests of the Company. The Nominating and Corporate Governance Committee Charter expressly charges the Nominating and Corporate Governance Committee with, among other items, periodically reviewing the Company’s ESG strategy, initiatives, and policies. The Nominating and Corporate Governance Committee also receives regular updates from management regarding significant ESG activities.
The Audit Committee charter expressly charges the Audit Committee with, among other items, maintaining and overseeing: (a) the Code of Conduct and significant issues that may arise under it related to management,

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executive officers, and directors of the Company; (b) the Company’s Related Person Transaction Policy and the process for approval or ratification of all related person transactions; and (c) procedures for (i) the receipt, retention, and treatment of complaints regarding accounting, internal controls, or auditing matters, and (ii) the confidential, anonymous submission by the Company’s associates of concerns regarding questionable accounting or auditing matters.
The Compensation Committee charter expressly charges the Compensation Committee with, among other items, overseeing and planning, the policies related to compensation for associates and directors of, and consultants to, the Company. At least annually, the Compensation Committee reviews the Company’s compensation policies and practices.
for executives, senior management, and associates generally, to assess whether such policies and practices could lead to excessive risk-taking behavior and the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated. The Compensation Committee also considers and advises on the disclosure of the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K and these Proxy Materials, as well as the most recent stockholder advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote, required by Section 14A of the Exchange Act.
Board Diversity
Our Board values the recruitment and retention of members with unique perspectives, backgrounds, and experiences. With the valuable additions of Ms. Ahlman in 2020, Mr. Rizvi in 2022, and Ms. Baglivo in 2023, the Board has increased its strength and diversity, not only in expertise and experience, but also in gender and ethnicity. The Board has also adopted Corporate Governance Guidelines and Principles to emphasize that diversity at the Board level is an essential element in supporting the Company’s attainment of strategic objectives. Our Nominating and Corporate Governance Committee focuses on identifying highly qualified candidates and will consider, among other factors, the extent to which a candidate would result in increased diversity of the Board.
Overboarding Policy
To ensure our directors are prepared to devote the time necessary and required to prepare for and attend Board meetings and fulfill their responsibilities effectively, the Board’s Corporate Governance Guidelines and Principles include an overboarding policy limiting the number of other public-company boards of directors on which our directors are permitted to serve. The overboarding policy also requires directors to advise the Chair of the Nominating and Corporate Governance Committee in advance of accepting any invitation to serve on a board of directors of another for-profit company or significant not-for-profit enterprise.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS AND
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our Board, based upon the recommendation of the Compensation Committee, and with the input of its compensation consultant, as needed, regularly evaluates and adjusts, as appropriate, non-employee director compensation. Each non-employee director receives an annual cash retainer and an annual equity award, and certain committee members and committee chairs receive additional cash retainers.
In May of Fiscal 2024, the Compensation Committee reviewed and discussed Pearl Meyer’s most recent non-employee director compensation analysis in light of the increases made with respect to the Chairs and members of the Audit Committee and Compensation Committee during Fiscal 2023, and as a result, the Compensation Committee recommended, and the Board approved, maintaining independent director total compensation at the current amounts with no changes.
In Fiscal 2024, each non-employee director received an annual cash retainer of $80,000 (the “Annual Cash Retainer”) and an annual equity award of $125,003. The additional cash retainer for the Chair of the Audit Committee was $25,000, and the additional cash retainer for the other members of the Audit Committee was $12,500. The additional cash retainer for the Chair of the Compensation Committee was $20,000, and the additional cash retainer for the other members of the Compensation Committee was $10,000. Cash compensation is paid in quarterly installments to those directors eligible to receive it.
We also maintain a policy covering stock ownership guidelines for our directors and officers (the “Executive Stock Ownership Guidelines Policy”). The Executive Stock Ownership Guidelines Policy provides a guideline for each non-employee director to maintain four times their Annual Cash Retainer in the form of Company equity. As of February 1, 2025, each non-employee director had either met the guidelines provided in the Executive Stock Ownership Guidelines Policy, or the Compensation Committee deemed that each non-employee director who had not yet met the guidelines provided in the Stock Ownership Guidelines Policy to be on a satisfactory path to meet the guidelines. For more details on stock ownership guidelines, see “Compensation Discussion and Analysis – Executive Stock Ownership Guidelines Policy.” All non-employee directors receive annual awards of Restricted Stock Units (“RSUs”), which vest one year from the grant date.
We also reimburse each of our directors for direct travel expenses incurred and documented in connection with attendance at meetings of the Board and its committees, as well as other required commitments.
Director Compensation for Fiscal 2024
The following table sets forth the information concerning all compensation paid by the Company during Fiscal 2024 to our non-employee directors.
Director Compensation

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	Total ($)
Alissa Ahlman	90,000	125,003	215,003
Mary Baglivo	80,000	125,003	205,003
Robert Fisch	90,000	125,003	215,003
Stanley Fleishman	93,750(3)	125,003	218,753
Thomas Hendrickson	105,000	125,003	230,003
Abid Rizvi	93,750(3)	125,003	218,753
Stephen White	93,750(3)	125,003	218,753
Richard Zannino	100,000	125,003	225,003

(1)
Although John Swygert, the Company’s Executive Chairman and former Chief Executive Officer, is a member of the Board and was a member of the Board during Fiscal 2024, he does not receive any additional compensation for his service as a member of the Board and therefore is not included in this table. The Fiscal 2024 compensation received by Mr. Swygert, in his capacity as Chief Executive Officer is included in the Summary Compensation Table elsewhere in this Proxy Statement. Mr. van der Valk, the Company’s President and Chief Executive Officer, was appointed to the Board in connection with his transition to those roles in February 2025 but will not receive any additional compensation for his service as a member of the Board.

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(2)
Represents the aggregate grant date fair value for RSU awards granted in Fiscal 2024, determined in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation - Stock Compensation excluding the effect of estimated forfeitures. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the underlying shares on the grant date by the number of RSUs granted. As of February 1, 2025, our directors held the following number of options and RSUs, respectively: Ms. Ahlman – 0 and 1,684; Ms. Baglivo – 0 and 1,684; Mr. Fisch – 6,250 and 1,684; Mr. Fleishman – 0 and 1,684; Mr. Hendrickson –0 and 1,684; Mr. Rizvi – 0 and 1,684; Mr. White – 0 and 1,684; and Mr. Zannino – 0 and 1,684. Each equity award was granted in connection with the director’s Board service.

(3)
During its June 1, 2023 regular meeting, the Compensation Committee approved a $2,500 increase (from $10,000 to $12,500) of the annual cash retainer for the three members of the Audit Committee, Messrs. Fleishman, Rizvi, and White, effective immediately. The Fiscal 2024 annual cash retainer amount for each of Messrs. Fleishman, Rizvi, and White reflects an additional $1,250 to compensate the audit committee members for two meetings in Fiscal 2023, after the cash retainer increase was effective but before this increase was implemented.

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PROPOSAL 2-NON-BINDING ADVISORY VOTE TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Ollie’s seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning below. This vote is commonly known as “say-on-pay,” and the Compensation Committee of the Board adopted a policy of providing for an annual say-on-pay vote after our stockholders voted in support of this frequency regarding the Company’s non-binding advisory vote regarding the compensation of its Named Executive Officers during our 2024 annual meeting of stockholders.
We encourage you to read and review the Compensation Discussion and Analysis and the compensation tables along with its accompanying narratives to learn more about our executive compensation programs and policies. The Board believes our Fiscal 2024 compensation decisions and our executive compensation programs align the interests of our stockholders and executives while emphasizing variable, at-risk compensation largely tied to Company performance goals while balancing both long- and near-term objectives.
This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures related to our Named Executive Officers. Because this “say-on-pay” vote is advisory, it will not be binding on us. However, our Board will carefully consider the outcome of this vote as well as other factors, including discussions with investors and other stakeholders, when making future executive compensation arrangements. We will disclose how many stockholders voted “For” or “Against” this resolution and how many stockholders abstained from voting.
The Board recommends that stockholders vote in favor of this resolution:
“Resolved, that Ollie’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Ollie’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules of the United States Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”
The Board unanimously recommends a vote “FOR” this proposal.

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COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Committee is committed to providing a compensation program for our executives that is aligned with the strategic direction of our business and rewards executives for creating value for our stockholders. This compensation discussion and analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our NEOs, who were our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers during Fiscal 2024, was determined.
Our NEOs for Fiscal 2024 are as follows:

Name	Position(s) during Fiscal 2024
John Swygert	Chief Executive Officer(1)
Robert Helm	Executive Vice President and Chief Financial Officer(2)
Eric van der Valk	President(3)
Chris Zender	Executive Vice President and Chief Operating Officer(4)
Kevin McLain	Senior Vice President, General Merchandise Manager

(1)	Mr. Swygert served as Chief Executive Officer (June 5, 2024 to February 1, 2025) and President and Chief Executive Officer (until June 5, 2024).
(2)	Mr. Helm served as Executive Vice President and Chief Financial Officer (starting June 5, 2024) and Senior Vice President and Chief Financial Officer (until June 5, 2024).
(3)	Mr. van der Valk served as President (June 5, 2024 to February 1, 2025) and Executive Vice President and Chief Operating Officer (until June 5, 2024).
(4)	Mr. Zender served as our Executive Vice President and Chief Operating Officer starting on June 17, 2024.
Beginning in June 2024, we completed certain executive promotions and appointments as part of our succession plan, including the promotion of Eric van der Valk from the role of Chief Operating Officer to the role of President and the promotion of Robert Helm from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, both transitions being effective June 5, 2024, and the hiring and appointment of Chris Zender as Executive Vice President and Chief Operating Officer on June 17, 2024.
Effective February 2, 2025, John Swygert transitioned from the role of Chief Executive Officer to the role of Executive Chairman, and Eric van der Valk was promoted to Chief Executive Officer. In connection with their employment transitions and promotions on February 2, 2025, each of Mr. Swygert and Mr. van der Valk entered into new employment agreements with us, which are briefly described under “—Employment Agreements” below.
Executive Summary
In Fiscal 2024, we compensated our NEOs through a combination of base salary, annual cash incentive bonuses, and grants of stock options and RSUs pursuant to our 2015 Equity Incentive Plan (the “2015 Plan”). Executive officers are also eligible to receive certain benefits, which include the ability to participate in our safe harbor 401(k) Plan with matching contributions, automobile allowances, group term life insurance, and group health insurance, including medical, dental, and vision insurance.
Fiscal 2024 Compensation Summary
Our compensation program for our NEOs is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and align the interests of NEOs and stockholders.
Base Salaries: As discussed below under “Elements of our Executive Compensation and Benefits Programs- Base Salary,” all of our NEOs received base salary increases in Fiscal 2024.
Annual Incentive Program
For participants in the annual incentive bonus plan (the “Incentive Bonus Plan”), the annual incentive bonus is based on the salary of the individual, and a sliding scale that is consistent with their position with the Company or as is set out in their respective employment agreements. Our Incentive Bonus Plan is based on the level of

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Company performance against a target that is approved by the Board on an annual basis, based on a target Adjusted EBITDA (the “Target Adjusted EBITDA”). In the event that the Company does not exceed a threshold of 85% of the Target Adjusted EBITDA, no bonus is paid. The maximum bonus is payable upon achievement of over 115% of Target Adjusted EBITDA. Between 85.01% and 115% of Target Adjusted EBITDA, payouts are calculated based on linear interpolation between these amounts. For Fiscal 2024, our Adjusted EBITDA of $312.7 million was approximately 102.1% of the Target Adjusted EBITDA of $306.2 million, resulting in payouts for our NEOs of 128.6% of their Target Bonuses. For a discussion of how we calculate Target Adjusted EBITDA and our NEOs’ payouts for the 2024 Incentive Bonus Plan, see “Elements of Our Executive Compensation and Benefits Programs” – “Annual Incentive Compensation,” below.
Long-Term Incentive Program
For Fiscal 2024, we granted long-term equity awards to our NEOs in the form of stock options and RSUs. The stock options and RSUs have an equal annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the 2015 Plan and award agreements. See “Elements of our Executive Compensation and Benefits Program” − “Long-Term Equity Incentive Compensation,” below.
Compensation Practices
We endeavor to adhere to key governance practices that reflect our compensation philosophy and support long-term Company success while helping to mitigate compensation risks.

What we do		What we don’t do
☑	Majority of compensation is incentive-based and at risk because it is tied to Company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking	X	No pension plans
☑	Exercise due diligence in setting compensation targets and goals	X	No option repricing
☑
Periodically assess the compensation policies and programs to ensure that they are not reasonably likely to incentivize associate behavior that would result in any material adverse risks to the Company
		X	Perquisites are not a substantial portion of our NEO pay packages
☑	Provide reasonable severance protection in our employment agreements, with double trigger protections upon a change in control	X	No hedging or pledging of company stock permitted by directors or any Company associates
☑	Double trigger change-in-control payments	X	No single trigger change in control arrangement
☑
Clawback of equity compensation in the event of a restatement pursuant to the Company’s Policy for Recoupment of Incentive Compensation (attached as Exhibit 97 to our Annual Report on Form 10-K, as amended, for Fiscal 2024)

☑	Executive Stock Ownership Guidelines Policy

Role of the Compensation Committee, Management and Compensation Consultant
Compensation Committee
Our Board has delegated administration of our executive compensation program to the Compensation Committee, which, among other matters, reviews the performance of our NEOs and makes determinations and decisions on their compensation programs, including the components, mix, and targeted amounts. In evaluating and making determinations about the Company’s compensation policies and programs, the Compensation Committee considers, among other matters, operational performance, the Company’s risk profile, recommendations and

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advice of the Committee’s independent compensation consultant, compensation levels among our peers, and the results of the most recent “say-on-pay” vote of our stockholders. As described in more detail in this Proxy Statement under “Corporate Governance Matters - Committees of the Board, Compensation Committee,” the Compensation Committee operates under a written charter, which the Compensation Committee and the Board review periodically and update as necessary, which, among other items, sets out its roles and responsibilities regarding executive compensation. All members of the Compensation Committee meet all applicable independence standards under the SEC’s and Nasdaq’s corporate governance standards.
Management
The President and Chief Executive Officer provides input as to all other NEOs’ performance and recommends compensation adjustments for all executives other than himself. Ultimately, all decisions regarding NEO compensation are made by the Compensation Committee at the direction of our Board.
Independent Compensation Consultant
To assist the Compensation Committee in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. Our Compensation Committee has engaged Pearl Meyer as its independent compensation consultant to advise on director and executive officer compensation. In Fiscal 2024, Pearl Meyer assisted the Compensation Committee regarding executive compensation matters.
The Compensation Committee has the sole discretion to engage, retain, obtain the advice of, terminate, and to determine the funding for the compensation consultant, and is directly responsible for the appointment, compensation, and oversight of the compensation consultant’s work.
The Compensation Committee has examined the independence of Pearl Meyer under the factors contained in the SEC rules and Nasdaq listing standards and determined that Pearl Meyer is independent and concluded that Pearl Meyer’s work for the Committee does not raise any conflict of interest.
Compensation Philosophy
Our executive compensation programs are designed to accomplish the following principles:
•	to align with and support the strategic direction of our business;
•	to link pay with overall company performance and reward executives for behaviors that drive stockholder value creation; and
•	to be financially efficient and affordable.
The Compensation Committee has reviewed the competitiveness of compensation provided to our NEOs and does not target a specific market level for the competitiveness of any individual element of compensation, or for the program as a whole. However, the Compensation Committee considers target compensation at levels that are competitive with our peer group and other retail comparators.
Pay Mix
Our pay mix is driven by our compensation philosophy as well as each NEO’s role, experience, and strategic value to the Company. A significant amount of each NEO’s compensation is at risk, with particular focus on long-term equity incentives (options and RSUs) that align the interests of our NEOs with those of our stockholders.
2024 Peer Group
The Compensation Committee, in consultation with Pearl Meyer and inviting input from management as appropriate under the circumstances, annually reviews the composition of the peer group used as a reference for executive compensation decisions to ensure that the companies included are comparable in terms of business, revenues, market capitalization, growth profile, geographic footprint, number of associates, and number of brick-and-mortar stores.

2025 PROXY STATEMENT 27

The following companies were in the peer group used to inform Fiscal 2024 compensation decisions from the beginning of Fiscal 2024 until August 28, 2024:

Big Lots, Inc.	Floor & Décor Holdings, Inc.
Boot Barn Holdings, Inc.	Grocery Outlet, Inc.
Burlington Stores, Inc.	Haverty Furniture Companies, Inc.
Conn’s, Inc.	Leslie’s, Inc.
Decker’s Outdoor Corp.	LL Flooring, Inc.
Designer Brands Inc.	Sleep Number Corporation
Dollarama Inc.	Sportsman’s Warehouse
Five Below, Inc.	Weis Markets, Inc.

Effective August 28, 2024, the Compensation Committee, in consultation with Pearl Meyer and with the input of management, approved this updated peer group to be used to inform compensation decisions for the remainder of Fiscal 2024:

Academy Sports and Outdoors, Inc.	Floor & Décor Holdings, Inc.
Bath & Body Works, Inc.	Grocery Outlet, Inc.
Boot Barn Holdings, Inc.	Haverty Furniture Companies, Inc.
The Buckle, Inc.	Leslie’s, Inc.
Burlington Stores, Inc.	Sleep Number Corporation
Deckers Outdoor Corporation	Sprouts Farmers Market, Inc.
Dollarama Inc.	Ulta Beauty, Inc.
Five Below, Inc.	Weis Markets, Inc.

Consistent with prior years, the Compensation Committee considered a number of criteria in determining our current peer group, including without limitation the following: (a) industry focus, favoring discount retailers and retailers with similar customers and products; (b) annual revenues within identified metrics of our trailing 12 month revenue; (c) market capitalization within certain parameters of our current and 6-month average market capitalization; and (d) revenue growth, excluding certain retailers previously included in the peer group with negative growth.
Additionally, at our last annual stockholders meeting, over 94% of votes cast by our stockholders were in favor of our “say-on-pay” proposal, which evidences strong support for our executive compensation program. The Compensation Committee considers results of the “say-on-pay” vote when determining the Company’s executive compensation program.

28 2025 PROXY STATEMENT

Elements of Our Executive Compensation and Benefits Programs
Base Salary
The Compensation Committee considers the base salaries that need to be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments as necessary based on the competitive market, as well as individual and Company performance. We provide a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s performance. In addition, base salary is also impacted by factors including experience, industry knowledge, duties, and scope of responsibility, as well as other factors, including the competitive market for talent.
During Fiscal 2024, based on a review of peer group data provided by Pearl Meyer, as well as Company performance and individual performance, the Compensation Committee approved the base salaries of the Company’s NEOs as follows:

Executive	Base Salary (2/3/2024) ($)	Base Salary (2/1/2025) ($)
John Swygert(1)	900,000	990,000
Robert Helm(2)	460,000	500,000
Eric van der Valk(3)	540,000	580,000
Chris Zender(4)	—	475,000
Kevin McLain	345,000	355,000

(1)	Mr. Swygert served as Chief Executive Officer (June 5, 2024 to February 1, 2025) and President and Chief Executive Officer (until June 5, 2024).
(2)	Mr. Helm served as Executive Vice President and Chief Financial Officer (starting June 5, 2024) and Senior Vice President and Chief Financial Officer (until June 5, 2024).
(3)	Mr. van der Valk served as President (June 5, 2024 to February 1, 2025) and Executive Vice President and Chief Operating Officer (until June 5, 2024).
(4)	Mr. Zender served as our Executive Vice President and Chief Operating Officer starting on June 17, 2024.
Annual Incentive Compensation
In March 2024, the Compensation Committee approved the performance targets and potential annual incentive payouts for our NEOs for Fiscal 2024 under our Incentive Bonus Plan. The Compensation Committee determined that, consistent with prior years, a main business objective to incentivize our management was to focus on increasing our Adjusted EBITDA, which was used as the performance metric for the Incentive Bonus Plan for our NEOs.
To calculate payouts under the Incentive Bonus Plan, the Company’s Adjusted EBITDA is assessed relative to performance targets (see targets for Fiscal 2024 provided below). During Fiscal 2024, bonus payouts range from 0% of the NEO’s base salary if threshold performance (at or below 85% of the Target Adjusted EBITDA) is not exceeded, to 250% of the NEO’s base salary for Mr. Swygert, 150% of the NEO’s base salary for Mr. van der Valk, and 100% of the NEO’s base salary for each other NEO if maximum performance (over 115% of the Target Adjusted EBITDA) is achieved. Once the performance threshold is met (85.01% of the Target Adjusted EBITDA), payouts are interpolated on a straight-line basis from 0% of the NEO’s base salary to the applicable NEO’s maximum percentage of base salary for performance levels between threshold performance, and target payouts, and maximum performance with target performance midway between threshold performance and maximum performance. The level of performance required to achieve maximum payout under the Incentive Bonus Plan was determined by the Compensation Committee to be reflective of truly outstanding performance.
We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses, and income taxes. We define Adjusted EBITDA as EBITDA adjusted for the non-cash items of stock-based compensation expense and gains on insurance settlements. EBITDA and Adjusted EBITDA are non-GAAP measures and may not be comparable to similar measures reported by other companies. For a discussion of these non-GAAP measures, including a reconciliation to the nearest GAAP measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - EBITDA and Adjusted EBITDA” on page 44 of our Annual Report on Form 10-K, for Fiscal 2024.

2025 PROXY STATEMENT 29

The targets and potential payouts under the Fiscal 2024 Incentive Bonus Plan for each NEO, as well as the resulting payouts to our NEOs under the Incentive Bonus Plan based on achievement of $312.7 million Adjusted EBITDA or approximately 102.1% of the Target Adjusted EBITDA of $306.2 million, are set forth below. During Fiscal 2024, based on a review of peer group data provided by Pearl Meyer, as well as Company performance and individual performance, the Compensation Committee approved the threshold bonus payouts of the Company’s NEOs as set forth below:

Executive	Threshold Payout (% of Base)	Target Payout (% of Base)	Maximum Payout (% of Base)	Resulting Payout ($)
John Swygert(1)	0%	125%	250%	1,390,369
Robert Helm	0%	50%	100%	279,125
Eric van der Valk	0%	75%	150%	488,201
Chris Zender	0%	50%	100%	166,820(2)
Kevin McLain	0%	50%	100%	202,596

(1)
The Compensation Committee approved a change to John Swygert’s Target Payout from 100% of base salary to 125% of base salary, and a change to his Maximum Payout from 200% to 250% of base salary, for Fiscal 2024. Mr. Swygert was the only executive officer not to receive an increase in base salary during Fiscal 2023, and due in part to Mr. Swygert’s lower base pay in relation to peers, and based on a review of peer group data provided by Pearl Meyer, the Compensation Committee approved this change to further align Mr. Swygert’s compensation with increasing stockholder value. There were no changes made to the payout thresholds of the other NEOs.

(2)	Mr. Zender’s 2024 bonus payout was prorated for the amount of time he was employed during Fiscal 2024.
Long-Term Equity Incentive Compensation
Equity awards under the 2015 Plan are a vital piece of our total compensation package. Equity awards are intended to compensate NEOs for sustained long-term performance, align the interests of our NEOs and stockholders, and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms. In Fiscal 2024, we granted RSUs and stock options to our NEOs. Levels, mix, and frequency of equity awards are determined by the Compensation Committee and are designed to reflect each recipient’s level of responsibility and performance. RSUs and stock options both vest ratably over four years, subject to the NEO providing continued services through each applicable vesting date, and otherwise in accordance with the applicable Equity Plan and award agreements.
Fiscal 2024 Grants
Our long-term equity incentive program for Fiscal 2024 was designed to generally award to our NEOs 50% of long-term equity value in RSUs and 50% in stock options. We believe awarding a significant percentage of pay in the form of long-term equity fosters retention and demonstrates strong alignment between executive and stockholder interests.
Grant values are determined in accordance with our philosophy of providing competitive total compensation, with a heavier emphasis on variable long-term pay.
Stock options and RSUs granted to our NEOs are reflected below in the table entitled “Fiscal Year 2024 Grants of Plan Based Awards”.
Restricted Stock Units
RSUs directly align NEOs’ and stockholders’ interests over a longer-term period and are a vital retention component of our compensation program. RSUs have annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement. See also “Fiscal 2024 Compensation Summary – Long-Term Incentive Program” above.
Stock Options
Stock options have traditionally been granted as a component of our long-term incentive program and continue to be a valuable vehicle designed to align NEOs’ and stockholders’ interests over a longer-term period. Stock options are granted with an exercise price equal to the closing price of our stock on the date of the award grant. Stock options

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only have value once they vest and only to the extent that our stock price is greater than the stock options’ exercise price. Stock options have annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.
Equity Grant Practices
The Compensation Committee generally grants options annually to executives during its first scheduled meeting of the applicable fiscal year. Throughout the year, option awards may be made to new executive hires or in connection with promotions or other changes in employment at the executive level. The Compensation Committee does not grant equity-based awards in anticipation of the release of material nonpublic information and does not time the disclosure of material nonpublic information for purposes of affecting the value of executive compensation. In addition, during Fiscal 2024, we did not grant options to any NEO during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Retirement, Health and Welfare Benefits, and Other Perquisites
Substantially all of our NEOs’ compensation consists of base salary, an annual cash bonus earned pursuant to the Incentive Bonus Plan, and long-term equity incentive compensation, with minimal perquisites provided. Our NEOs are entitled to participate in all of our employee benefit plans, including medical, dental, vision, and disability insurance, and our 401(k) Retirement Savings Plan (the “401(k) Plan”). We also provide paid time off and paid holidays to our NEOs. Generally, our NEOs participate in these plans and programs on the same or similar basis as are offered to our other associates. Our NEOs are also eligible to receive automobile allowances and group term life insurance.
Effective January 1, 2024, pursuant to our 401(k) Plan, we provide each eligible associate, including our NEOs, with a safe-harbor matching contribution equal to an immediately-vested 100% Company match of the first three percent of each eligible associate’s contribution to the 401(k) Plan and 50% of the next two percent of each eligible associate’s contribution to the 401(k) Plan.
Recoupment (“Clawback”) Policy
In accordance with the requirements of the Dodd-Frank Act, SEC rules, and Nasdaq listing standards, we maintain a clawback policy effective as of December 1, 2023 (the “Clawback Policy”) that requires recoupment of certain erroneously-awarded incentive compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws. The Clawback Policy is triggered in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the applicable securities laws.
The amount of erroneously awarded incentive-based compensation is the excess of the amount of incentive-based compensation paid to a “Covered Executive” (as defined in the Clawback Policy) over the incentive-based compensation that such Covered Executive would have been paid had it been based on the restated results without regard to taxes paid. The Clawback Policy is administered by the Compensation Committee, which shall determine, in its sole discretion, the method for recouping erroneously awarded incentive-based compensation. In Fiscal 2024, we were not required to, and did not, prepare an accounting restatement or seek to recover any incentive compensation.
Hedging and Pledging Policy
Our Policy on Insider Trading, among other items, explicitly prohibits all associates and directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities on hedging or pledging of any of our stock.

2025 PROXY STATEMENT 31

Stock Ownership Guidelines Policy
We have a Stock Ownership Guidelines Policy, which provides the recommended guidelines for stock ownership for the Company’s officers and directors:

Executive Level	Stock Value as a Multiple of Salary
Chief Executive Officer	5x Salary
Executive Chairman	5x Salary
Section 16 Officers	2x Salary
Other Corporate Officers	1x Salary
Board of Directors	4x Annual Cash Retainer

For purposes of meeting these guidelines, the Stock Ownership Guidelines Policy defines stock ownership to include:
•	Actual stock owned;
•	Vested in-the-money stock options, net of an assumed 40% tax rate;
•	Unvested restricted stock units;
•	Outside purchases or holdings of stock; and
•	Stock beneficially owned by the family members of the officer or director.
Officers, including NEOs, covered by this policy are encouraged to hold 50% of the shares realized from the vesting of RSUs (net of taxes) and 50% realized on a post-tax, net share basis from the exercise of stock options until the guidelines provided in the policy are met. In addition to the multiple of salary guideline, other guidelines, including the length of time executives have to attain the multiple of salary guideline, are defined in the policy.
The Compensation Committee assesses progress toward meeting stock ownership expectations on an annual basis, measured on the last day of the fiscal year. Management discusses with the Compensation Committee each NEO’s progress toward meeting their stock ownership expectation. As of February 1, 2025, each NEO had either met their guideline as defined in the Stock Ownership Guidelines Policy or was deemed by the Compensation Committee to be on a satisfactory path to meet their guideline as defined in the policy.
Impact of Accounting and Tax Matters
As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of the compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation considering FASB ASC Topic 718, Compensation – Stock Compensation (ASC Topic 718).
Compensation Committee Report
The Compensation Committee has oversight duties and responsibilities, as set forth in its charter, which is reviewed periodically and updated as necessary. A current copy of the Compensation Committee Charter can be found on our website at https://investors.ollies.com/highlights.
In furtherance of such duties and responsibilities, the Compensation Committee submits this report to Ollie’s stockholders. The Compensation Committee consists solely of non-executive independent directors, as the Board determines in accordance with the Company’s guidelines and Nasdaq listing standards.

32 2025 PROXY STATEMENT

The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.
Submitted by the Compensation Committee,
Richard Zannino, Chair
Alissa Ahlman
Mary Baglivo
Robert Fisch
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

2025 PROXY STATEMENT 33

SUMMARY COMPENSATION TABLE
The following table sets forth certain information for Fiscal 2024, Fiscal 2023, and Fiscal 2022 concerning the total compensation awarded to, earned by, or paid to, our NEOs.

Name and Principal Position as of the last day of Fiscal 2024	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John Swygert Chief Executive Officer	2024	972,692	1,749,972	1,749,987	1,390,369	42,139	5,905,159
	2023	934,615	1,600,016	1,599,994	1,193,906	19,014	5,347,545
	2022	900,000	1,599,980	1,599,991	—	17,466	4,117,437

Robert Helm Executive Vice President, Chief Financial Officer	2024	488,462	375,010	374,983	279,125	31,284	1,548,864
	2023	475,385	299,989	300,010	303,748	123,452	1,502,584
	2022	121,154	324,978	325,007	—	9,062	780,201

Eric van der Valk President	2024	569,231	549,970	550,017	488,201	35,832	2,193,251
	2023	557,308	449,983	450,000	534,491	16,823	2,008,605
	2022	480,769	871,931	371,909	—	16,668	1,741,277

Chris Zender(4) Executive Vice President, Chief Operating Officer	2024	292,308	300,016	300,025	166,820	126,002	1,185,171
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—

Kevin McLain Senior Vice President, General Merchandise Manager	2024	353,077	250,007	250,015	202,596	26,040	1,081,735
	2023	355,962	250,010	249,994	228,384	18,230	1,102,580
	2022	304,423	262,501	262,494	—	16,372	845,790

(1)
Represents the aggregate grant date fair value of the RSUs and option awards, computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. These values have been determined based on the assumptions set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2024, Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2023 and Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2022, as applicable. The actual value of option awards, if any, which may be realized will depend on the excess of the stock price over the exercise price on the date any such options are exercised. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the underlying shares on the grant date by the number of RSUs granted.

(2)
The amounts reported in this column represent the actual amounts paid under the Incentive Bonus Plan pursuant to the achievement of the Target Adjusted EBITDA in Fiscal 2024 and Fiscal 2023. See “Elements of Our Executive Compensation and Benefits Programs – Annual Incentive Compensation,” above. None of our NEOs received annual incentive payments with respect to Fiscal 2022.

(3)	All other compensation consists of automobile allowances, group term life insurance, 401(k) matching contributions, and other compensation as set forth in the table below.

	Automobile allowance ($)	Group term life insurance ($)	401(k) matching contributions ($)	Other ($)	Total ($)
John Swygert	12,000	1,806	28,333	—	42,139
Robert Helm	12,000	630	18,654	—	31,284
Eric van der Valk	12,000	1,063	22,769	—	35,832
Chris Zender	7,385	1,748	6,577	110,292(1)	126,002
Kevin McLain	10,000	1,917	14,123	—	26,040

(1)	Amount represents $100,000 relocation allowance and $10,292 temporary housing allowance paid to Chris Zender.
(4)
No amounts are reported in this table for Mr. Zender for Fiscal 2023 and Fiscal 2022 because Mr. Zender was not a named executive officer for those fiscal years. Mr. Zender commenced employment with us on June 17, 2024.

34 2025 PROXY STATEMENT

Fiscal Year 2024 Grants of Plan Based Awards
During Fiscal 2024, our NEOs were awarded the following:
Grants of Plan-Based Awards

			Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities underlying options (#)(3)	Exercise or base price of option awards ($/Sh)(4)	Grant date fair value of stock and option awards ($)(5)
Name	Approval date	Grant date	Threshold ($)	Target ($)	Maximum ($)
John Swygert	3/12/2024	4/1/2024	—	1,215,865	1,945,384	23,575	45,231	74.23	3,499,959
Robert Helm	3/12/2024	4/1/2024	—	244,231	488,462	5,052	9,692	74.23	749,993
Eric van der Valk	3/12/2024	4/1/2024	—	426,923	853,846	7,409	14,216	74.23	1,099,987
Chris Zender	5/30/2024	7/29/2024	—	146,154	292,308	3,032	5,853	98.95	600,041
Kevin McLain	3/12/2024	4/1/2024	—	176,538	353,077	3,368	6,462	74.23	500,021

(1)
The amounts reflect the threshold, target, and maximum amounts payable under the Incentive Bonus Plan. See “Elements of Our Executive Compensation and Benefits Programs – Annual Incentive Compensation” above. The actual amounts paid under the Incentive Bonus Plan are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)
Represents RSUs granted to our NEOs in Fiscal 2024. These RSUs will vest ratably at a rate of 25% per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through the applicable vesting date. Any unvested RSUs are forfeited upon a termination of employment for any reason, but note that vesting acceleration may occur in connection with a termination of employment under certain circumstances. See, for example, “Potential Payments Upon Termination of Employment or Change in Control” below.

(3)
Represents stock options granted to our NEOs in Fiscal 2024. These options will vest ratably at a rate of 25% per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through the applicable vesting date. Any unvested options are forfeited upon any termination of employment for any reason, but note that vesting acceleration may occur in connection with a termination of employment under certain circumstances. See, for example, “Potential Payments Upon Termination of Employment or Change in Control” below.

(4)
The exercise price of the options is equal to the closing price of a share of the Company’s common stock on the grant date (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(5)
Amounts represent the fair value of the equity awards calculated on the grant date in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. These values have been determined based on the assumptions set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2024. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the underlying shares of common stock on the grant date by the number of RSUs granted.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards held by our NEOs as of February 1, 2025.

Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#)(1) (Exercisable)	Number of securities underlying unexercised options (#)(1) (Unexercisable)	Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(5)
John Swygert	3/20/2019	25,070	—	79.89	3/20/2029	—	—
	12/10/2019	54,915	—	60.30	12/10/2029	—	—
	3/22/2021	35,305	11,768	86.03	3/22/2031	4,649(3)	518,410
	3/25/2022	39,702	39,702	43.21	3/25/2032	18,514(3)	2,064,496
	3/23/2023	13,732	41,194	57.98	3/23/2033	20,697(3)	2,307,922
	4/1/2024	—	45,231	74.23	4/1/2034	23,575(3)	2,628,848
Robert Helm	10/17/2022	—	5,970	54.01	10/17/2032	3,008(3)	335,422
	3/23/2023	—	7,724	57.98	3/23/2033	3,880(3)	432,659
	4/1/2024	—	9,692	74.23	4/1/2034	5,052(3)	563,349

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Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#)(1) (Exercisable)	Number of securities underlying unexercised options (#)(1) (Unexercisable)	Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(5)
Eric van der Valk	5/3/2021	3,241	2,161	88.26	5/3/2031	850(3)	94,784
	3/25/2022	2,308	9,228	43.21	3/25/2032	4,303(3)	479,828
	6/6/2022	—	—	—	—	2,578(4)	287,473
	3/23/2023	1,931	11,586	57.98	3/23/2033	5,821(3)	649,100
	4/1/2024	—	14,216	74.23	4/1/2034	7,409(3)	826,178
Chris Zender	7/29/2024	—	5,853	98.95	7/29/2034	3,032(3)	338,098
Kevin McLain	3/20/2019	7,822	—	79.89	3/20/2029	—	—
	3/22/2021	4,799	1,600	86.03	3/22/2031	632(3)	70,474
	3/25/2022	—	6,513	43.21	3/25/2032	3,037(3)	338,656
	3/23/2023	—	6,436	57.98	3/23/2033	3,234(3)	360,623
	4/1/2024	—	6,462	74.23	4/1/2034	3,368(3)	375,566

(1)
Options vest at a rate of 25% per year on each annual anniversary date of the grant until fully vested, generally subject to the NEO providing continued services through the applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(2)
The exercise price of the options is equal to the closing price of a share of the Company’s common stock on the grant date (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(3)
RSUs vest at a rate of 25% per year on each annual anniversary date of the grant until fully vested, generally subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(4)
RSUs vested as to 50% on the first anniversary of the grant date and will vest ratably at a rate of 25% per year on each of the second and third anniversaries of the grant date until fully vested, generally subject to Mr. van der Valk providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(5)	Calculated based on $111.51, the closing price of the Company’s common stock on January 31, 2025, the last trading day of Fiscal 2024.
Options Exercised and Stock Vested
The following table sets forth all option exercises and restricted stock units vested for each of our NEOs during Fiscal 2024.
Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John Swygert	85,286	5,501,892	20,806	1,637,421
Robert Helm	5,560	173,306	2,799	243,194
Eric van der Valk	12,093	424,879	7,520	605,174
Chris Zender	—	—	—	—
Kevin McLain	31,011	1,540,631	4,438	348,726

(1)
The amounts reported in this column reflect the difference between (i) the closing price of the Company’s common stock on the exercise date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported) and (ii) the exercise price of the option.

(2)
The amounts reported in this column are based on the closing price of the Company’s common stock on the vesting date of the applicable stock award (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

36 2025 PROXY STATEMENT

Employment Agreements
We have entered into employment agreements with each of our NEOs.
The Compensation Committee believes that severance and certain limited change in control arrangements, when properly tailored, are appropriate and necessary to retain our NEOs and to recruit other executive candidates. Further, in the event of any potential change in control of the Company, the Compensation Committee has concluded that such commitments are necessary to enable our NEOs to evaluate objectively the benefits to stockholders of the proposed transaction, notwithstanding any potential effects on their own job security.
The Compensation Committee also believes that reasonable severance and change in control benefits should be:
•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to their tenure;
•	conditioned upon execution of a release of all releasable claims against the Company and its affiliates; and
•	conditioned on the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.
No NEO of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).
The material provisions of each such agreement are described below. For the purposes of the employment agreements, “Company EBITDA” refers to Adjusted EBITDA without any adjustments for pre-opening expenses.
John Swygert
In September 2012, we entered into an employment agreement with Mr. Swygert, who served as our Chief Financial Officer at the time, which agreement we amended in July 2015 and further amended in January 2018 in connection with his promotion to Chief Operating Officer. In December 2019, in connection with his promotion to President and Chief Executive Officer, we further amended Mr. Swygert’s employment agreement (such amended agreement, the “Swygert Agreement”), which remained in effect until February 1, 2025. Effective as of February 2, 2025, in connection with his transition to Executive Chairman, we further amended Mr. Swygert’s employment agreement for a one-year term (such amended agreement, the “Executive Chairman Agreement”).
Under the Swygert Agreement, Mr. Swygert was entitled to receive a minimum annual base salary, which was to be reevaluated annually by the Compensation Committee or our Board. Mr. Swygert was also eligible to receive an annual cash performance bonus based on the Company’s ability to achieve certain Company EBITDA targets. If the Company EBITDA was equal to or greater than the maximum for any given year, the bonus was to be 200% of his base salary; if the Company EBITDA was equal to the target Company EBITDA for a given year, the bonus was to be 100% of his base salary; if the Company EBITDA was equal to or less than the minimum threshold for any given year, Mr. Swygert was not entitled to a bonus for that year. Our Compensation Committee was able to change the manner in which any bonus is determined or calculated with Mr. Swygert’s consent pursuant to the Swygert Agreement and did make such a change for Fiscal 2024, revising Mr. Swygert’s above referenced 200% and 100% thresholds to 250% and 125%, respectively.
Under the Swygert Agreement, if we terminated Mr. Swygert’s employment for cause or due to his disability or death, if he resigned without good reason or if he did not renew his employment, we were required to pay to him, in lieu of any other payments or benefits hereunder, any base salary earned but not paid through the termination date.
In addition, pursuant to the Swygert Agreement, if we terminated Mr. Swygert’s employment without cause, if we did not renew his employment, or if he resigned for good reason, we were required to (i) pay him his base salary for the Severance Period (as defined herein), (ii) pay him a pro-rata portion of the bonus for the fiscal year in which such termination occurred, payable in a lump sum during the following calendar year, and (iii) continue to provide health, life and disability insurance benefits to the extent permitted under such plans until the earlier of (a) the expiration of the Severance Period and (b) the date that Mr. Swygert commenced new employment; conditioned upon his signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance

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with provisions relating to confidentiality, proprietary rights and restricted activities. Under the Swygert Agreement, “Severance Period” was defined as the longer of (x) 24 months following the termination date, or (y) the end of his then-current term of employment. “Good reason” and “cause” were defined as set forth in the Swygert Agreement.
The Swygert Agreement included confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation and non-competition that applied during Mr. Swygert’s employment pursuant to the agreement and that extended for two years thereafter (six months thereafter with respect to proprietary rights), except if Mr. Swygert was terminated without cause (other than due to death, disability or non-renewal of the employment agreement), in which case such period would end on the termination date.
Under the Executive Chairman Agreement, Mr. Swygert is entitled to receive a minimum annual base salary and he is eligible to (i) receive an automobile allowance, (ii) participate in all benefit plans generally available to senior management executives of the Company, and (iii) thirty (30) days of paid vacation per year of employment. Mr. Swygert is also eligible to receive an annual cash performance bonus based on the Company’s ability to achieve certain Company EBITDA targets. For Fiscal 2024, (a) if our Company EBITDA was equal to or greater than the maximum Company EBITDA target for such fiscal year, the bonus was 250% of his base salary; (b) if our Company EBITDA was equal to the target Company EBITDA for such fiscal year, the bonus was 125% of his base salary; and (c) if our Company EBITDA was equal to or less than the minimum threshold for such fiscal year, Mr. Swygert was not entitled to a bonus for that year. As of February 2, 2025: (a) if the Company EBITDA is equal to or greater than the maximum for any given year, the bonus shall be 150% of his base salary; (b) if the Company EBITDA is equal to the target Company EBITDA for a given year, the bonus is 75% of his base salary; and (c) if the Company EBITDA is equal to or less than the minimum threshold for any given year, Mr. Swygert is not entitled to a bonus for that year. Our Compensation Committee may change the manner in which any bonus is determined or calculated with Mr. Swygert’s consent pursuant to the Executive Chairman Agreement.
Either we or Mr. Swygert may terminate the Executive Chairman Agreement at any time upon written notice as specified in the agreement and outlined below. We may terminate Mr. Swygert’s employment immediately by written notice for “cause,” death, or “disability” and with 30 days’ prior written notice without “cause.” Mr. Swygert may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason.” “Good reason”, “cause”, “disability”, “retirement”, “term”, and “termination date” are defined as set forth in the Executive Chairman Agreement, as may be amended from time to time.
If we terminate Mr. Swygert’s employment for “cause”, his employment terminates due to his “disability” or death, or if Mr. Swygert resigns without “good reason”, we must pay to him, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.
If we terminate Mr. Swygert’s employment without “cause”, or if he resigns for “good reason”, we must: (i) pay him his base salary for the remainder of the term of this employment; (ii) pay him a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum at the same time the Company’s senior executives are paid their bonuses; and (iii) reimburse Mr. Swygert monthly for health benefits until the earlier of (a) the end of the term of the Swygert Employment Agreement and (b) the date he ceases to be eligible for such coverage under applicable law or plan terms; conditioned upon his signing of a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities. Pursuant to the Executive Chairman Agreement, in the event (i) (a) the Company and/or the Board terminates Mr. Swygert’s employment as Executive Chairman without “cause” or (b) the Company and/or the Board terminates Mr. Swygert’s service on the Board without “cause”, whichever occurs latest, or (ii) Mr. Swygert terminates his employment as Executive Chairman for “good reason”, the vesting of any equity awards granted prior to his termination date that are then unvested shall accelerate (including that options will become fully exercisable) as of the later of his termination date or the last day of service on the Board, conditioned upon Mr. Swygert signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter.

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If Mr. Swygert elects to retire during the term of the Executive Chairman Agreement, any equity awards granted prior to February 2, 2025, that are then unvested shall remain outstanding and eligible to vest in accordance with the terms of the applicable awards agreements, subject to Mr. Swygert’s continuing compliance with Sections 7 and 8 of the Executive Chairman Agreement as well as any other obligations in connection with any restrictive covenant agreements entered into with us. If Mr. Swygert’s employment terminates at the end of the term of the Executive Chairman Agreement, we will pay Mr. Swygert a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum during the following fiscal year at the same time as the other executives, conditioned upon Mr. Swygert signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
The Executive Chairman Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Swygert’s employment and that extend for two years thereafter (six months thereafter with respect to proprietary rights).
Robert Helm
In October 2022, we entered into an employment agreement with Mr. Helm, to serve as our Senior Vice President and Chief Financial Officer (the “Helm Agreement”). Under the Helm Agreement, Mr. Helm is entitled to receive a minimum base salary, which may be reevaluated periodically by us or our Board. Mr. Helm is also eligible to receive an annual cash performance bonus corresponding to the achievement of certain Company EBITDA targets. For Fiscal 2024, (a) if our Company EBITDA was equal to or greater than the maximum Company EBITDA target for such fiscal year, the bonus was 100% of his base salary; (b) if our Company EBITDA was equal to the target Company EBITDA for such fiscal year, the bonus was 50% of his base salary; and (c) if our Company EBITDA was equal to or less than the minimum threshold for such fiscal year, Mr. Helm was not entitled to a bonus for that year. As of February 2, 2025: (a) if our Company EBITDA is equal to or greater than the maximum Company EBITDA target for such fiscal year, the bonus is 150% of his base salary; (b) if our Company EBITDA is equal to the target Company EBITDA for such fiscal year, the bonus is 75% of his base salary; and (c) if our Company EBITDA is equal to or less than the minimum threshold for such fiscal year, Mr. Helm will not be entitled to a bonus for that year. Pursuant to the Helm Agreement, our Board may change the manner in which any bonus is determined or calculated with the input of the Company’s President and Chief Executive Officer.
Under the Helm Agreement, Mr. Helm received: (i) a lump sum relocation assistance payment of $100,000, which was subject to repayment under certain circumstances; and (ii) a $2,500 monthly reimbursement of allowance for temporary housing for six months, which ended in Fiscal 2023.
Either we or Mr. Helm may terminate the Helm Agreement at any time upon written notice as specified in the Helm Agreement and outlined below. We may terminate the Helm Agreement immediately by written notice for “cause,” death, or “disability” and with 30 days’ prior written notice without “cause.” Mr. Helm may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason.” Such terms are defined in the Helm Agreement, as may be amended from time to time.
If we terminate Mr. Helm’s employment for “cause”, his employment terminates due to his “disability” or death or if Mr. Helm resigns without “good reason”, we must pay to him, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.
If we terminate Mr. Helm without “cause” or if Mr. Helm resigns for “good reason,” we must continue to pay Mr. Helm his base salary for a period of 12 months after the termination date and continue to provide life insurance benefits to the extent permitted under such plans until the earlier of such 12-month period and the date Mr. Helm has commenced new employment; conditioned upon Mr. Helm’s signing a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter and further conditioned on Mr. Helm’s compliance with provisions relating to confidentiality, proprietary rights, and restricted activities.
The Helm Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Helm’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).

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Eric van der Valk
In May 2021, we entered into an employment agreement with Eric van der Valk, to serve as our Executive Vice President and Chief Operating Officer, which was amended in June 2022 (such amended agreement, the “van der Valk Agreement”), which remained in effect until February 1, 2025. Effective as of February 2, 2025, in connection with his promotion to President and Chief Executive Officer, we further amended Mr. van der Valk’s employment agreement (such amended agreement, the “CEO Agreement”).
Under the terms of the van der Valk Agreement, Mr. van der Valk was entitled to receive a minimum annual base salary, which was to be reevaluated annually by the Compensation Committee or our Board. Mr. van der Valk was also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets per fiscal year. If our Company EBITDA was equal to or greater than a maximum for any given year, the bonus was to be 150% of his base salary; if our Company EBITDA was equal to the target EBITDA for a given year, the bonus was to be 75% of his base salary; and if our Company EBITDA was equal to or less than a minimum threshold for any given year, Mr. van der Valk was not entitled to a bonus for that year.
Either we or Mr. van der Valk were able to terminate the van der Valk Agreement at any time upon written notice as specified in the agreement and outlined below. We were able to terminate Mr. van der Valk’s employment without “cause” by providing at least 30 days’ prior written notice. Mr. van der Valk was required to provide us with at least 30 days prior written notice in case of termination without “good reason”. Such terms were defined in the van der Valk’s Agreement.
Under the van der Valk Agreement, if we terminated the van der Valk’s Agreement without “cause” or if Mr. van der Valk terminated the van der Valk Agreement for “good reason”, we were required to continue to pay Mr. van der Valk’s base salary for a period of 12 months after the termination date and to continue to provide life insurance benefits to the extent permitted under such plans until the earlier of the end of the Severance Period (as defined therein) and the date Mr. van der Valk commenced new employment; conditioned upon Mr. van der Valk’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. van der Valk’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
Under the van der Valk Agreement, if we terminated Mr. van der Valk’s employment for “cause”, or if he terminated for “good reason” or by reason of death or disability, we were required to pay his base salary earned but not paid through the termination date.
The van der Valk Agreement included confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that applied during Mr. van der Valk’s employment pursuant to the agreement and extended for one year thereafter (six months thereafter with respect to proprietary rights).
Under the CEO Agreement, Mr. van der Valk is entitled to receive a minimum annual base salary, which will be reevaluated annually by the Compensation Committee or our Board, and he is eligible to (i) receive an automobile allowance, (ii) participate in all benefit plans generally available to senior management executives of the Company, and (iii) receive twenty-five (25) days of paid vacation per year of employment. Mr. van der Valk is also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets. For Fiscal 2024, (a) if our Company EBITDA was equal to or greater than the maximum Company EBITDA target for such fiscal year, the bonus was 150% of his base salary; (b) if our Company EBITDA was equal to the target Company EBITDA for such fiscal year, the bonus was 75% of his base salary; and (c) if our Company EBITDA was equal to or less than the minimum threshold for such fiscal year, Mr. van der Valk was not entitled to a bonus for that year. As of February 2, 2025: (a) if our Company EBITDA is equal to or greater than a maximum for any given year, the bonus is 200% of his base salary; (b) if our Company EBITDA is equal to the target EBITDA for a given year, the bonus is 100% of his base salary; and (c) if our Company EBITDA is equal to or less than a minimum threshold for any given year, Mr. van der Valk will not be entitled to a bonus for that year.
Our other executive officers received an annual long-term incentive equity award in April of 2025. Upon the effective date of the CEO Agreement on February 2, 2025, Mr. van der Valk received a long-term incentive equity award with a value of $3,200,000, which grant was in lieu of, and not in addition to, the annual grant in April of 2025.

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Either we or Mr. van der Valk may terminate the CEO Agreement at any time upon written notice as specified in the CEO Agreement and outlined below. We may terminate the CEO Agreement without “cause” by providing at least 30 days’ prior written notice. Mr. van der Valk must provide us with at least 30 days prior written notice in case of termination without “good reason”. Such terms are defined in the CEO Agreement, as may be amended from time to time.
If we terminate Mr. van der Valk’s employment for “cause”, his employment terminates due to his disability or death, if Mr. van der Valk resigns without “good reason”, or if Mr. van der Valk does not renew his employment agreement, in lieu of any other payments or benefits, we must pay any base salary earned but not paid through the termination date.
If we terminate the CEO Agreement without “cause”, if Mr. van der Valk terminates the CEO Agreement for “good reason”, or if we do not renew the CEO Agreement at the end of its then-current term, we must: (i) continue to pay Mr. van der Valk’s base salary for a period of 24 months after the termination date; (ii) pay him a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum during the following fiscal year at the same time the Company’s senior executives are paid their bonuses; (iii) pay him any bonus attributable to a completed fiscal year immediately prior to the fiscal year in which his employment terminated, to the extent earned and not previously paid; and (iv) reimburse him monthly for health benefits until the earlier of (a) 24 months and (b) the date he ceases to be eligible for such coverage under applicable law or plan terms; conditioned upon Mr. van der Valk’s signing of a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. van der Valk’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
The CEO Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. van der Valk’s employment and extend for two years thereafter (six months thereafter with respect to proprietary rights).
Chris Zender
We entered into an employment agreement with Chris Zender, our Executive Vice President, Chief Operating Officer effective June 17, 2024 (the “Zender Agreement”). Under the Zender Agreement, Mr. Zender is entitled to (v) receive a minimum annual base salary, which may be reevaluated periodically by us or our Board, (w) receive a relocation allowance and capped reimbursement for relocation-related temporary housing, in each case subject to full or partial repayment if employment is ended within 365 days or between 366 and 730 days, respectively, (x) receive an automobile allowance, (y) be eligible to participate in all benefit plans generally available to senior management executives of the Company, and (z) twenty-five (25) days of paid vacation per year of employment. Mr. Zender is also eligible to receive an annual cash performance bonus based on our ability to achieve certain EBITDA targets. For Fiscal 2024, (a) if our Company EBITDA was equal to or greater than the maximum Company EBITDA target for such fiscal year, the bonus was 100% of his base salary; (b) if our Company EBITDA was equal to the target Company EBITDA for such fiscal year, the bonus was 50% of his base salary; and (c) if our Company EBITDA was equal to or less than the minimum threshold for such fiscal year, Mr. Zender was not entitled to a bonus for that year. As of February 2, 2025: (a) if our EBITDA is equal to or greater than a maximum for any given year, the bonus is 120% of his base salary; (b) if our EBITDA is equal to the target EBITDA for a given year, the bonus is 60% of his base salary; and (c) if our EBITDA is equal to or less than a minimum threshold for any given year, Mr. Zender will not be entitled to a bonus for that year.
Either we or Mr. Zender may terminate the Zender Agreement at any time upon written notice as specified in the Zender Agreement and outlined below. We may terminate Mr. Zender’s employment immediately by written notice for “cause”, death, or “disability”, and with 30 days’ prior written notice without “cause”. Mr. Zender may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason”. Such terms are defined in the Zender Agreement.
If we terminate Mr. Zender for “cause”, his employment terminates due to his “disability” or death, or if Mr. Zender resigns without “good reason”, we must pay him, in lieu of any other payments or benefits, any base salary earned by not paid through the termination date.
If we terminate Mr. Zender without “cause” or if Mr. Zender resigns for “good reason”, we shall continue to pay Mr. Zender (i) his base salary for a period of 12 months after the termination date and (ii) continue to

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provide life insurance benefits to the extent permitted under such plans until the earlier of such 12-month period and the date he has commenced new employment; conditioned upon Mr. Zender’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Zender’s compliance with provisions relating to confidentiality, proprietary rights, and restricted activities.
The Zender Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Zender’s employment and extend for one year thereafter.
Kevin McLain
In May 2014, we entered into an employment agreement with Kevin McLain, our Senior Vice President - General Merchandise Manager, which was subsequently amended in 2015 and on April 11, 2021 (together, the “McLain Agreement”). Under the McLain Agreement, Mr. McLain is entitled to receive a minimum annual base salary, which will be reevaluated annually by the Compensation Committee or our Board.
Mr. McLain is also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets. For Fiscal 2024 and as of February 2, 2025: (a) if our Company EBITDA is equal to or greater than a maximum for any given year, the bonus is 100% of his base salary; (b) if our Company EBITDA is equal to the target Company EBITDA for a given year, the bonus is 50% of his base salary; and (c) if our Company EBITDA is equal to or less than a minimum threshold for any given year, Mr. McLain will not be entitled to a bonus for that year. Our Compensation Committee may change the manner in which any bonus is determined or calculated with Mr. McLain’s consent pursuant to the McLain Agreement.
Either we or Mr. McLain may terminate the McLain Agreement at any time upon written notice as specified in the McLain Agreement and outlined below. We may terminate Mr. McLain’s employment immediately by written notice for “cause,” death, or “disability” and with 30 days’ prior written notice without “cause.” Mr. McLain may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason.” Such terms are defined in the McLain Agreement, as may be amended from time to time.
If we terminate Mr. McLain’s employment for “cause”, his employment terminates due to his “disability” or death, or if Mr. McLain resigns without “good reason”, we must pay to him, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.
If we terminate Mr. McLain’s employment without “cause” or if Mr. McLain resigns for “good reason”, we must pay him his base salary for 12 months following the termination date until the earlier of the end of the such 12 month period or the date Mr. McLain has commenced new employment; conditioned upon Mr. McLain’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. McLain’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
The McLain Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. McLain’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).

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Potential Payments Upon Termination of Employment or Change in Control
The following table summarizes amounts that, as of the last day of Fiscal 2024, would be payable to each of our NEOs upon resignation by the NEO with “Good Reason” or by us without “Cause,” or upon a termination following a “Change in Control” (all as defined in the respective agreements as in effect as of the last day of Fiscal 2024). We do not have single-trigger payments upon a Change in Control. In the event of a termination by us for “Cause” or by reason of death or disability, or without “Good Reason,” no amounts are paid other than base salary earned but not paid through the termination date:

	“Good Reason” or Termination without “Cause” Termination Following a Change in Control(3)
	Severance Payments ($)(1)	Annual Incentive ($)(2)	Equity Compensation ($)(3)	Other Compensation ($)(4)	Total ($)
John Swygert	1,980,000	1,390,369	22,373,701	88,632	25,832,702
Robert Helm	500,000	—	2,449,488	732	2,950,220
Eric van der Valk	580,000	—	4,504,404	2,076	5,086,480
Chris Zender	475,000	—	411,612	3,622	890,234
Kevin McLain	355,000	—	2,585,958	2,921	2,943,879
(1)
Each of our NEOs is eligible to receive separation payments in the event the NEO resigns from the Company for “Good Reason” or is terminated by the Company without “Cause”, subject to certain conditions. These conditions are more fully described in “Employment Agreements.”

(2)
In the event Mr. Swygert resigned for “Good Reason” or was terminated without “Cause” as of the end of Fiscal 2024, then the Company would have paid Mr. Swygert a pro-rated portion of the bonus for the fiscal year in which such termination occurred.

(3)
We do not maintain separate change in control agreements with any NEOs, but the 2015 Plan provides that equity awards granted to our NEOs will be accelerated to the extent that the NEO experiences a termination without “Cause” or with “Good Reason” (as defined in their employment agreements, if at all) within 12 months of the change in control. Amounts for all NEOs represent stock options and RSUs outstanding as of February 1, 2025 and are calculated based on $111.51, the closing price of the Company’s common stock on January 31, 2025, the last trading day of Fiscal 2024 (and for options, the difference between such closing price and exercise price of the option).

(4)
In the event Mr. Swygert resigned for “Good Reason” or was terminated without “Cause” as of the end of Fiscal 2024, then the Company would have provided health, life, and disability insurance during the severance period of 24 months following the date of termination. In the event any of the NEOs other than Mr. Swygert resigned for “Good Reason” or were terminated without “Cause” as of the end of Fiscal 2024, then the Company would have provided life insurance during the severance period of 12 months following the date of termination. The amounts included in this column represent the premium costs of such benefits that would be paid by the Company based on the premium costs in effect as of the end of Fiscal 2024. In the event any of the NEOs experienced a termination due to death as of the end of Fiscal 2024, payouts for life insurance benefits would be $400,000.00 for each NEO.

Pension Benefits
None of our NEOs participated in or received benefits from a pension plan during Fiscal 2024 or in any prior year.
Nonqualified Deferred Compensation
None of our NEOs participated in or received benefits from a nonqualified deferred compensation plan during Fiscal 2024 or in any prior year.
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median associate and the annual total compensation of our Chief Executive Officer during Fiscal 2024, John Swygert.
The 2024 annual total compensation of the median compensated employee, other than our Chief Executive Officer, was $33,037. Mr. Swygert’s total annual compensation for Fiscal 2024, as reported under the “Total” column in the 2024 Summary Compensation Table, was $5,905,159. The ratio of these amounts is 179 to 1.
We determined that we could use the median compensated employee from Fiscal 2023 as nothing occurred in Fiscal 2024 that required a change to the median compensated employee. For Fiscal 2023, to identify the median compensated employee, we analyzed employees as of February 3, 2024. We used total cash compensation,

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including base salary (and overtime and allowances as applicable) for Fiscal 2023, with salaries annualized for those permanent employees who did not work for the full fiscal year as our consistently applied compensation measure. In Fiscal 2023, reasonable estimates of cash compensation were made for those employees who were hired during Fiscal 2023 using current base salary and any overtime or allowances paid during Fiscal 2023. We did not make any other adjustments permissible by the SEC in Fiscal 2023 nor did we make any other material assumptions or estimates to identify our median employee.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported herein, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s core compensation objectives and executive compensation program, refer to the “Compensation Discussion and Analysis” above. Mr. Swygert, our Chief Executive Officer (“CEO”) for all of Fiscal 2024, was our principal executive officer (“PEO”) for Fiscal 2024, and references to the CEO in this section is the same as the required disclosure of our PEO.

Fiscal Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Thousands) ($)(7)	Adjusted EBITDA (Thousands) ($)(8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	5,905,159	11,371,547	1,502,255	2,378,849	210.24	215.52	199,762	313,076
2023	5,347,545	8,410,943	1,399,634	1,951,705	141.53	161.79	181,439	275,156
2022	4,117,437	5,902,431	973,808	728,920	101.75	120.56	102,790	168,875
2021	4,253,126	1,021,150	814,046	478,806	84.71	142.67	157,455	237,332
2020	2,265,783	4,725,192	839,257	976,264	178.60	137.26	242,696	306,500

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for our CEO, Mr. Swygert, for each corresponding year in the “Total” column of the “Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to our CEO, Mr. Swygert during the applicable years, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Swygert during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to Mr. Swygert’s compensation. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Swygert’s total compensation for each year to determine the compensation actually paid to him for the relevant year:

Year	Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to CEO ($)
2024	5,905,159	(3,499,959)	8,966,347	11,371,547
2023	5,347,545	(3,200,010)	6,263,408	8,410,943
2022	4,117,437	(3,199,971)	4,984,965	5,902,431
2021	4,253,126	(3,199,997)	(31,979)	1,021,150
2020	2,265,783	—	2,459,409	4,725,192

(a)
The amounts reported in this column represent the sum of the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table” for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. During the applicable years, there were no (i) equity awards that were granted and vested in the same year, (ii) equity awards granted in prior years that failed to meet vesting conditions during the applicable year, or (iii) dividends or other earnings on equity awards that are not otherwise reflected in the fair value of the equity award or otherwise included in the total compensation for the applicable year. The valuation assumptions used to calculate the fair value of the equity awards on the applicable date did not materially differ from those disclosed as of the grant date in our Annual Report on Form 10-K for the applicable fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	2024	2023	2022	2021	2020
Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)	5,304,262	4,198,366	4,162,954	1,698,456	—
Change in Fair Value (as of Year-End from Prior Year-End) of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	3,491,384	1,734,377	675,099	(1,362,003)	2,455,150
Change in Fair Value (as of Vesting Date from Prior Year-End) of Equity Awards Granted in Prior Years that Vested in the Year ($)	170,701	330,665	146,912	(368,432)	4,259
Subtract: Forfeitures During Current Year Equal to Prior Year-end Fair Value ($)	—	—	—	—	—
Total Equity Award Adjustments ($)	8,966,347	6,263,408	4,984,965	(31,979)	2,459,409

2025 PROXY STATEMENT 45

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs other than our CEO as a group (the “Non-PEO NEOs”) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of the Non-PEO NEOs included for purposes of calculating the average amounts for each applicable year are as follows: (i) for 2024, Messrs. Helm, van der Valk, Zender, and McLain; (ii) for 2023, Messrs. Helm, van der Valk, McLain, and Comitale; (iii) for 2022, Messrs. Helm, van der Valk, McLain, and Kraus, and Jay Stasz (our former chief financial officer); (iv) for 2021, Messrs. Stasz, van der Valk, McLain, and Kraus; and (v) for 2020, Messrs. Stasz, McLain, and Kraus, and Ray Daugherty, Jr (our former senior vice president of supply chain).

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to the compensation of the Non-PEO NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the average compensation actually paid to the Non-PEO NEOs as a group for the relevant year, using the same methodology described above in Note 2:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,502,255	(737,511)	1,614,105	2,378,849
2023	1,399,634	(599,992)	1,152,063	1,951,705
2022	973,808	(692,264)	447,376	728,920
2021	814,046	(466,889)	131,649	478,806
2020	839,257	(364,720)	501,727	976,264

(a)
The amounts reported in this column represent the average sum of the grant date fair value of equity awards granted to the Non-PEO NEOs as reported in the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table” for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the average amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for equity awards granted in prior years that vest in the applicable year, the average amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. During the applicable years, there were no (i) equity awards that were granted and vested in the same year, (ii) equity awards granted in prior years that failed to meet vesting conditions during the applicable year, or (iii) dividends or other earnings on equity awards that are not otherwise reflected in the fair value of the equity award or otherwise included in the total compensation for the applicable year. The valuation assumptions used to calculate the fair value of the equity awards on the applicable date did not materially differ from those disclosed as of the grant date in our Annual Report on Form 10-K for the applicable fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	2024	2023	2022	2021	2020
Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)	1,061,445	787,180	678,828	245,981	433,545
Average Change in Fair Value (as of Year-End from Prior Year-End) of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	510,691	311,742	28,942	(109,640)	75,332
Average Change in Fair Value (as of Vesting Date from Prior Year-End) of Equity Awards Granted in Prior Years that Vested in the Year ($)	41,969	53,141	1,034	(4,692)	(7,150)
Subtract: Forfeitures During Current Year Equal to Prior Year-end Fair Value ($)	—	—	(261,428)	—	—
Total Average Equity Award Adjustments ($)	1,614,105	1,152,063	447,376	131,649	501,727

(5)
The amounts reported in column (f) represent cumulative total shareholder return (“TSR”) from January 31, 2020, the last trading day before the start of our fiscal year ending on January 30, 2021 (“Fiscal 2020”), through the last trading day for the applicable fiscal year in the table. TSR is calculated by dividing the following (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the Company’s share price at the beginning of the measurement period, and (b) the Company’s share price at the beginning of the measurement period.

(6)
The amounts reported in column (g) represent the weighted peer group TSR from January 31, 2020, the last trading day before the start of Fiscal 2020, through the last trading day for the applicable fiscal year in the table, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the NASDAQ US Benchmark Retail Index over the same period. The peer group TSR is calculated by dividing the following (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the index value at the end and the index value at the beginning of the measurement period, and (b) the index value at the beginning of the measurement period.

46 2025 PROXY STATEMENT

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements reported in our Annual Report on Form 10-K for the applicable fiscal year.
(8)
The amounts reported in this column represent Adjusted EBITDA. Adjusted EBITDA is defined as net income before net interest income or expense, depreciation and amortization expenses, and income taxes, further adjusted for non-cash stock-based compensation expense and gains on insurance settlements. While the Company uses various financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s, the Compensation Committee’s, and the Board’s assessments, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to Company performance. Reconciliation and further information for Adjusted EBITDA can be found beginning on page 0 of our Annual Report on Form 10-K for Fiscal 2024.

Financial Performance Measures
As described in greater detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a mix of objective financial performance measures that seek to align the interests of the stockholders and executives while emphasizing variable, at-risk compensation largely tied to Company performance goals and balancing both long- and near-term objectives. The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s the Compensation Committee’s, and the Board’s assessments, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to Company performance.
The most important financial performance measure used by the Company for Fiscal 2024 to link compensation actually paid to the NEOs to Company performance is as follows, and there were no other such financial performance measures used for Fiscal 2024:
•	Adjusted EBITDA
Analysis of the Information Presented in the Pay versus Performance Table
As noted above, the Company’s executive compensation program reflects a mix of objective financial performance measures that seek to balance both the Company’s long- and near-term objectives. As a result, the Company’s financial performance measures will not specifically align with compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

2025 PROXY STATEMENT 47

Relationship between Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between the compensation actually paid to our CEO, Mr. Swygert during the applicable years, the average compensation actually paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, from January 31, 2020, the last trading day before the start of Fiscal 2020, through January 31, 2025, the last trading day of Fiscal 2024.

Compensation Actually Paid ($000s)
vs. Cumulative TSR
Cumulative TSR (to $100)
Compensation Actually Paid ($ in 000s)
250
200
150
100
50
-
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$4,725
$976
$1,021
$479
$5,902
$729
$8,411
$1,952
$11,372
$2,378
January 31, 2020
2020
2021
2022
2023
2024
CEO Compensation Actually Paid ($000s)
Average Non-PEO NEOs Compensation Actually Paid ($000s)
Ollie's Bargain Outlet Holdings, Inc.
NASDAQ US Benchmark Retail Index

Relationship Between Compensation Actually Paid and Net Income
The following graph sets forth the relationship between the compensation actually paid to our CEO, Mr. Swygert during the applicable years, the average compensation actually paid to our Non-PEO NEOs, and the Company’s net income over the five most recently completed fiscal years.

Compensation Actually Paid
vs. Ollie's Bargain Outlet Net Income
Net Income ($ in Millions)
Compensation Actually Paid ($ in Millions)
$300
$250
$200
$150
$100
$50
$-
$12
$10
$8
$6
$4
$2
$-
$4.7
$1.0
$1.0
$0.5
$5.9
$0.7
$8.4
$2.0
$11.4
$2.4
$242.7
$157.5
$102.8
$181.4
$199.8
2020
2021
2022
2023
2024
CEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Net Income

48 2025 PROXY STATEMENT

Relationship Between Compensation Actually Paid and Adjusted EBITDA
The following graph sets forth the relationship between compensation actually paid to our CEO, Mr. Swygert during the applicable years, the average compensation actually paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

Compensation Actually Paid
vs. Ollie's Bargain Outlet Adjusted EBITDA
Adjusted EBITDA ($ in Millions)
Compensation Actually Paid ($ in Millions)
$350
$300
$250
$200
$150
$100
$12
$10
$8
$6
$4
$2
$-
2020
2021
2022
2023
2024
$4.7
$1.0
$1.0
$0.5
$5.9
$0.7
$8.4
$2.0
$11.4
$2.4
$306.5
$237.3
$168.9
$275.2
$313.1
CEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Adjusted EBITDA

Comparison of Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares our cumulative TSR over the five most recently completed fiscal years, from January 31, 2020, the last trading day before the start of Fiscal 2020, through January 31, 2025, the last trading day of Fiscal 2024, to that of the peer group, the NASDAQ US Benchmark Retail Index, over the same period.

Comparison of Cumulative TSR of Ollie's Bargain Outlet Holdings, Inc. and NASDAQ US Benchmark Retail Index (FYE 2019 = $100)
Cumulative TSR (to $100)
220
200
180
160
140
120
100
80
60
January 31, 2020
2020
2021
2022
2023
2024
Fiscal Year
Ollie's Bargain Outlet Holdings, Inc.
NASDAQ US Benchmark Retail Index

2025 PROXY STATEMENT 49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table includes information as of the Record Date, about the beneficial ownership of our common stock by:
•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board, each nominee for election as a director, and each of our NEOs; and
•	all members of our Board and our executive officers as a group.
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 61,407,163 outstanding shares of common stock as of the Record Date. In addition, shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the entity or person holding such options for the purpose of computing the percentage ownership of such entity or person, but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
Unless otherwise indicated, the address for each holder listed below is c/o Ollie’s Bargain Outlet Holdings, Inc., 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of shares	Percentage of Class
5% Stockholder Not Listed Below:
FMR LLC	7,427,167.74(1)	12.10%
The Vanguard Group, Inc.	5,539,005(2)	9.02%
BlackRock, Inc.	5,287,909(3)	8.61%
Kayne Anderson Rudnick Investment Management LLC	4,641,730(4)	7.56%
Wasatch Advisors LP	3,761,480(5)	6.13%
Summit Trail Advisors, LLC	3,410,580(6)	5.55%
Named Executive Officers and Directors:
John Swygert	273,582(7)	*
Robert Helm	4,484(8)	*
Eric van der Valk	31,892(9)	*
Chris Zender	—	*
Kevin McLain	21,431(10)	*
Alissa Ahlman	9,012(11)	*
Mary Baglivo	1,984(12)	*
Robert Fisch	23,843(13)	*
Stanley Fleishman	31,481(14)	*
Thomas Hendrickson	7,343(15)	*
Abid Rizvi	4,182(16)	*
Stephen White	17,479(17)	*
Richard Zannino	11,198(18)	*
All Board members and executive officers as a group (15 persons)	458,302	0.75%
Outstanding Shares	61,407,163
*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)
In its Schedule 13G/A filed on February 12, 2025, FMR LLC, 245 Summer Street, Boston, MA 02210, stated that it beneficially owned the number of shares reported in the table as of December 31, 2024, had sole voting power over 7,423,208.19 of the shares, had sole dispositive power over 7,427,167.74 shares, and had no shared voting power or shared dispositive power over any of the shares.

50 2025 PROXY STATEMENT

(2)
In its Schedule 13G/A filed on February 13, 2024, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of shares reported in the table as of December 29, 2023, had no sole voting power over any of the shares, had shared voting power over 22,624 shares, had sole dispositive power over 5,449,650 shares, and had shared dispositive power over 89,355 shares.

(3)
In its Schedule 13G/A filed on January 25, 2024, BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, stated that it beneficially owned the number of shares reported in the table as of December 31, 2023, had sole voting power over 5,142,929 shares, had sole dispositive power over 5,287,909 shares, and had no shared voting power or shared dispositive power over any of the shares.

(4)
In its Schedule 13G/A filed on February 13, 2025, Kayne Anderson Rudnick Investment Management LLC, 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067, stated that it beneficially owned the number of shares reported in the table as of December 31, 2024, had sole voting power over 3,102,793 shares, had shared voting power over 1,501,912 shares, had sole dispositive power over 3,139,818 shares, and had shared dispositive power over 1,501,912 shares.

(5)
In its Schedule 13G/A filed on February 9, 2024, Wasatch Advisors LP, 505 Wakara Way, Salt Lake City, UT 84108, stated that it beneficially owned the number of shares reported in the table as of December 31, 2023, had sole voting power over 3,761,480 shares, had no shared voting power over any of the shares, had sole dispositive power over 3,761,480 shares, and had no shared dispositive power over any of the shares.

(6)
In its Schedule 13G filed on January 30, 2024, Summit Trail Advisors, LLC, 2 Grand Central Tower, 140 E 45th Street, 28th Floor, New York, New York 10017, stated that it beneficially owned the number of shares reported in the table as of December 31, 2023, had no sole voting power over any of the shares, had no shared voting power over any of the shares, had no sole dispositive power over any of the shares, and had shared dispositive power over 3,410,580 shares.

(7)	Includes 48,200 shares held directly by Mr. Swygert and 225,382 shares underlying vested options or options vesting within 60 days.
(8)	Includes 3,273 shares held directly by Mr. Helm and 1,211 shares underlying vested options or options vesting within 60 days.
(9)	Includes 6,793 shares held directly by Mr. van der Valk and 25,099 shares underlying vested options or options vesting within 60 days.
(10)	Includes 12,814 shares held directly by Mr. McLain and 8,617 shares underlying vested options or options vesting within 60 days.
(11)	Represents 9,012 shares held directly by Ms. Ahlman.
(12)	Represents 1,984 shares held directly by Ms. Baglivo.
(13)	Represents 23,843 shares held directly by Mr. Fisch.
(14)	Represents 31,481 shares held directly by Mr. Fleishman.
(15)
Represents 7,343 shares held indirectly via a trust Mr. Hendrickson and his spouse are trustees of the trust, and the reporting person and members of his immediate family are the sole beneficiaries of the trust.

(16)	Represents 4,182 shares held directly by Mr. Rizvi.
(17)	Represents 17,479 shares held directly by Mr. White.
(18)	Represents 11,198 shares held directly by Mr. Zannino.

2025 PROXY STATEMENT 51

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our Audit Committee reviews and approves, or ratifies, related person transactions that exceed $120,000 individually or in the aggregate between us and (i) our directors, director nominees, or executive officers; (ii) any 5% record or beneficial owner of our common stock; or (iii) any immediate family member of any person specified in (i) and (ii) above. The Audit Committee will review all such related person transactions and, where the Audit Committee determines that such transactions are in our best interests, approve such transactions.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will, in its judgment, consider in light of the relevant facts and circumstances whether the related person transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
Any member of the Audit Committee who is a related person with respect to a related person transaction under review or is otherwise not disinterested will not be permitted to participate in the discussions or approval or ratification of the related person transaction. Our policy also includes certain exemptions for related person transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain related person transactions.
During our fiscal year ended January 29, 2022, Mr. Swygert began serving on the Board of Directors and Audit Committee of Hillman Solutions Corp. (Nasdaq: HLMN) (“Hillman”), a leading North American provider of complete hardware solutions. Since the beginning of Fiscal 2024, the Company has made purchases from Hillman and its related subsidiaries in the aggregate amount of $0.6 million. Also, in the third quarter of Fiscal 2024, the Company entered into a written agreement with Hillman regarding the placement of “Quick Tax” engraving machines (“Kiosks”) in select stores after a pilot program. In consideration of the placement of the Kiosks in certain stores, the Company will earn commissions on the net revenue generated by the Kiosks. Revenue from the Kiosks in Fiscal 2024 was immaterial.
Mr. Rizvi has been a member of the Board since November 29, 2022. Mr. Rizvi currently serves as the Chief Executive Officer of AriZona Beverages, LLC. Since the beginning of Fiscal 2024, the Company has made purchases from AriZona Beverages, LLC in the aggregate amount of $6.1 million.

52 2025 PROXY STATEMENT

PROPOSAL 3- APPROVAL OF A NEW 2025 EQUITY INCENTIVE PLAN, WHICH OUR BOARD ADOPTED SUBJECT TO APPROVAL BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING, TO SUCCEED THE COMPANY’S 2015 EQUITY INCENTIVE PLAN, WHICH IS EXPIRING
At the Annual Meeting, the Company’s stockholders will be asked to vote to approve our 2025 Equity Incentive Plan (the “2025 Plan”), which our Board adopted, subject to approval by the Company’s stockholders at the Annual Meeting, to succeed the 2015 Plan, which is expiring.
On March 11, 2025, the Compensation Committee approved the 2025 Plan and recommended to the Board that it approve and adopt the 2025 Plan. On March 11, 2025, the Board approved and adopted the 2025 Plan and directed that it be submitted to the stockholders for approval at the Annual Meeting. The 2025 Plan will become effective upon the affirmative vote of the majority of shares present in person or represented by proxy and voting on the subject matter at the Annual Meeting. If so approved by our stockholders, the 2025 Plan will succeed the 2015 Plan as the source of awards granted on or after the date of the Annual Meeting, and no further shares will be awarded under the 2015 Plan. The number of shares covered by any awards granted under the 2015 Plan on or after April 5, 2025 will reduce the shares available under the 2025 Equity Plan. In assessing appropriate terms of the 2025 Plan, our Compensation Committee considered, among other items, our compensation philosophy and practices, stockholder feedback, and input from our Compensation Committee’s independent compensation consultant, Pearl Meyer.
The purpose of the 2025 Plan is to advance the interests of the Company by providing for the grant to participants of stock and stock-based incentive awards, as more fully described below. When referring to “stock” or “share” under this Proposal 3, we are referring to a share of the Company’s common stock. The 2025 Plan is designed to assist in recruiting, motivating, and retaining talented employees whose contribution is considered essential to help achieve our business goals, including creating long-term value for stockholders. The 2025 Plan also is intended to encourage stock ownership on the part of eligible employees and directors who provide significant services to the Company and align their interests with the interests of our stockholders.
If the Company’s stockholders approve the 2025 Plan, the 2015 Plan will terminate on the day following the date of the Annual Meeting, and no further awards will be granted under the 2015 Plan. The 2015 Plan will continue to govern outstanding awards previously granted under it. If our stockholders do not approve the 2025 Plan, the 2015 Plan will remain in effect until its term expires on July 13, 2025.
Our Board has determined that it is in the best interests of the Company to adopt, and is asking our stockholders to approve, the 2025 Plan. The Company’s NEOs and Board have an interest in this proposal as they are eligible to receive equity awards under the 2025 Plan.
Considerations of the Board in Making its Recommendation
The Board received advice from Pearl Meyer, the Compensation Committee’s independent compensation consultant, and considered a number of factors when adopting the 2025 Plan, including the following:
Ability to Grant Future Equity Awards. The 2015 Plan’s term will expire on July 15, 2025. If the 2025 Plan is not approved, we will not be able to continue to make equity awards, which we believe are necessary to meet our expected new hire, incentive and retention needs. As of April 5, 2025, there were 1,469,458 shares available to grant under the 2015 Plan.
Historical Grant Practices. The Board considered the Company’s historical equity grant practices. In granting awards under the 2015 Plan, we have responsibly managed our burn rate and overhang. In Fiscal 2022, Fiscal 2023, and Fiscal 2024, the Company granted equity awards in respect of 564,692 shares, 350,293 shares, and 300,059 shares, respectively, under the 2015 Plan, for an annual equity burn rate of 0.90%, 0.57%, and 0.49%, respectively. This level of equity awards represents a three-year average burn rate of 0.65%. Equity burn rate is calculated by dividing the total number of shares subject to equity awards granted during the applicable fiscal year by the total number of shares outstanding at the end of the fiscal year.
Forecasted Grant Practices. We expect that the proposed number of shares available for issuance under the 2025 Plan will provide us with enough shares for equity awards for approximately the next 8 years, assuming we continue to grant awards consistent with our current practices and further dependent on the future price of our common stock, hiring activity during this period, and cancellations and forfeitures of outstanding awards during this period.

2025 PROXY STATEMENT 53

Awards Outstanding Under Existing Grants and Dilutive Impact. As of April 5, 2025, we have outstanding stock options covering 787,595 shares at a weighted average exercise price of $68.01 per share and a weighted average remaining term of 3.1 years and outstanding time-based restricted stock units covering 364,328 shares, which in the aggregate represents approximately 1.86% of our fully diluted outstanding shares. The dilutive impact of the additional 2,303,000 shares that would be available for issuance under the 2025 Plan if this proposal is approved would increase the overhang percentage by approximately 3.72%, resulting in a total overhang of approximately 5.58%, based on our fully diluted outstanding shares as of April 5, 2025.
Good Corporate Governance Principles
The Board believes the 2025 Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:
No Discounted Stock Options or SARs. All stock option and stock appreciation rights (“SAR”) awards under the 2025 Plan must have an exercise or base price that is not less than the closing price of the underlying common stock on the date of grant.
No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, the 2025 Plan prohibits any repricing of stock options or SARs without obtaining stockholder approval.
Limits on Non-Employee Director Compensation. The 2025 Plan includes a limit on the total amount of compensation payable, whether in cash, shares, or a combination, to each non-employee director for his or her service on the Board in any year.
No Liberal Share Recycling. Shares underlying stock options and other awards issued under the 2025 Plan will not be recycled into the share pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.
No Reload Awards. The Plan prohibits the grant of a “reload” stock options or SAR. A “reload” stock option or SAR is an automatic grant of a stock option or SAR when a participant uses already-owned shares to exercise his or her stock option or SAR.
No Dividends on Unvested Awards. Dividends and dividend equivalents may not be paid on a current basis on unvested awards.
Summary of the 2025 Plan
The following is a summary of the material terms of the 2025 Plan. A copy of the 2025 Plan is attached as Appendix A to this Proxy Statement, and we urge stockholders to read it in its entirety. The following description of the material terms of the 2025 Plan, is qualified in its entirety by reference to the full text of the 2025 Plan.
Purpose. The purpose of the 2025 Plan is to advance the interests of the Company by providing for the grant to participants of stock, stock-based and other incentive awards, as described below.
Administration. The 2025 Plan is administered by the Compensation Committee, except that the Board may at any time act in the capacity of administrator. As used in the 2025 Plan and this Proposal, the term “Administrator” refers to the Compensation Committee, the Board or either of its authorized delegates, as applicable. The Administrator has the discretionary authority to, among other things, interpret the 2025 Plan, determine eligibility for and grant awards, determine, modify, accelerate or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the 2025 Plan and awards and otherwise do all things necessary or desirable to carry out the purposes of the 2025 Plan. Determinations of the Administrator under the 2025 Plan will be conclusive and bind all persons. The Administrator may delegate certain of its powers under the 2025 Plan to one or more of its members or members of the Board and, to the extent permitted by law, officers of the Company, and may delegate to employees or other persons such ministerial tasks as it deems appropriate.
Eligibility. Employees and directors of, and consultants and advisors to, the Company and its affiliates are eligible to be granted awards under the 2025 Plan. As of April 5, 2025, we estimate that approximately 12,700 employees, 8 independent directors, and 10 consultants and advisors would be eligible to participate in the 2025 Plan. As provided under the tax rules governing incentive stock options (“ISOs”), any recipient of ISOs will be limited to employees of the Company or certain affiliates. We currently do not grant ISOs.

54 2025 PROXY STATEMENT

Authorized Shares. Subject to adjustment as described below, the maximum number of shares that may be delivered in satisfaction of awards under the 2025 Plan is (i) 2,303,000 shares, plus (ii)(A) the number of shares available for issuance under the 2015 Plan as of the date of adoption of the 2025 Plan, plus (B) the number of shares underlying awards under the 2015 Plan that on or after the date of adoption of the 2025 Plan expire or become unexercisable without the delivery of shares, are forfeited to, or repurchased for cash by, the Company, are settled in cash, or otherwise become available again for grant under the 2015 Plan, in each case, in accordance with its terms (the “Share Pool”). Up to the total number of shares from the Share Pool may be issued in satisfaction of ISOs. The following rules apply in respect of the Share Pool:
•	All shares underlying a SAR, any portion of which is settled in shares (and not only the number of shares delivered in settlement), will reduce the Share Pool.
•	All shares withheld in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding requirements will reduce the Share Pool.
•	Shares underlying awards that are settled in cash will not reduce the Share Pool.
•	Shares underlying awards that expire, become unexercisable, or terminate or that are forfeited to or repurchased by the Company without the issuance of shares will not reduce the Share Pool.
•
Shares delivered under awards in substitution for awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition (“Substitute Awards”) will not reduce the Share Pool.

•	The Share Pool will not be increased by any shares delivered under the 2025 Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the 2025 Plan may be authorized but unissued shares or previously issued shares acquired by the Company. The closing price of our common stock as reported on the Nasdaq Global Market on April 4, 2025, the last trading day before April 5, 2025, was $113.29 per share.
Director Limits. The aggregate value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards that may be granted under the 2025 Plan, for his or her services as a director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any equity awards based on the grant date fair value and assuming a maximum payout.
Types of Awards. The 2025 Plan provides for the grant of stock options (including ISOs and nonqualified stock options (“NSOs”)), SARs, restricted stock, unrestricted stock, stock units (including restricted stock units), performance awards, cash awards and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under the 2025 Plan, but in no event will any dividend or dividend equivalents be paid in respect of any stock option, SAR, unvested award, or award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based vesting or performance-based vesting).
•
Stock Options and SARs. The Administrator may grant stock options, including NSOs and ISOs, and SARs. A stock option is a right entitling the holder to acquire shares upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2025 Plan may not be less than 100% of the fair market value of the shares subject to such stock option or SAR on the date of grant (110% in the case of ISOs granted to certain employees). Each stock option and SAR will have a maximum term that does not exceed ten years from the date of grant (or five years, in the case of ISOs granted to certain employees).

•
Restricted and Unrestricted Stock and Stock Units. The Administrator may grant awards of restricted stock, unrestricted stock, and stock units (including restricted stock units). A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified service or performance vesting conditions. Restricted stock is stock subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to us if specified performance or other vesting conditions are not satisfied.

2025 PROXY STATEMENT 55

•	Performance Awards. The Administrator may grant performance awards, which are awards subject to performance vesting conditions, which may include performance criteria.
•
Other Stock- and Cash-Based Awards. The Administrator may grant other awards denominated in cash or that are convertible into or otherwise based on shares, subject to such terms and conditions as are determined by the Administrator.

•	Substitute Awards. The Administrator may grant Substitute Awards, which may have terms and conditions that are inconsistent with the terms and conditions of the 2025 Plan.
Vesting; Terms of Awards. The Administrator determines the terms of all awards granted under the 2025 Plan, including the time or times an award vests or becomes exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on awards. However, most of the awards will be subject to a “minimum vesting requirement”: no portion of any grant of restricted stock may be scheduled to vest prior to the date that is one year following the date of grant, no portion of any grant of a stock option or SAR may be scheduled to become exercisable prior to the date that is one year following the date of grant, and no portion of any grant of a restricted stock unit or cash award may be scheduled to vest or be settled, paid or distributed prior to the date that is one year following the date of grant. The Administrator may grant up to 5% of the Share Pool without the minimum vesting requirement under the 2025 Plan and may at any time accelerate the vesting or exercisability of an award. No award will provide for automatic “reload” grants of a stock option or SAR.
No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2025 Plan may not be amended to reduce the exercise price or base value of the stock option or SAR, cancelled and exchanged for stock options or SARs with an exercise price or base value that is less than the exercise price or base value of the original stock option or SAR, or cancelled when the exercise price or base value of the stock option or SAR is greater than the fair market value of a share on the date of such cancellation in exchange for cash or other consideration, in each case, without stockholder approval.
Transferability of Awards. Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.
Effect of Certain Transactions. In the event of a consolidation, merger or similar transaction in which the Company is not the surviving corporation, the sale or transfer of all or substantially all of the Company’s assets or common stock, a dissolution or liquidation of the Company, or any other analogous transaction in the determination of the Administrator, the Administrator may, with respect to outstanding awards, which treatment does not have to be the same for all awards, provide for:
•	The assumption, continuation or substitution of some or all awards or any portion of an award by the acquirer or surviving entity;
•	The cash payment in respect of some or all awards minus the purchase price, if any, on such terms and conditions as the Administrator determines;
•
A cash payment in respect of a stock option or SAR equal to the difference between the fair market value of the shares subject to the stock option or SAR and its exercise price on such terms and conditions as the Administrator determines; and/or

•	The acceleration of exercisability and/or delivery of shares, in full or in part.
Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction. In the case of shares of restricted stock, the Administrator may require that any amounts delivered, exchanged, or otherwise paid in respect of those shares in connection with the transaction be placed in escrow or otherwise made subject to such restrictions determined by the Administrator.

56 2025 PROXY STATEMENT

Adjustment Provisions. In the event of a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the Share Pool; the number and kind of shares or securities subject to, and, if applicable, the exercise or purchase price of (or base values), outstanding awards; and any other provisions affected by such event.
Clawback. The Administrator may provide that outstanding awards and proceeds from the exercise or disposition of awards or stock acquired under awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the participant violates any restrictive covenants by which the participant is bound or any applicable Company policy that provides for such forfeiture, disgorgement or clawback, or to the extent required by law or applicable stock exchange listing standards and any related Company policy.
Effective Date, Amendments and Termination. The Board adopted the 2025 Plan on March 11, 2025, subject to approval by our stockholders upon such approval the 2025 Plan will become effective. No awards will be granted after the tenth anniversary of the date the Board adopted the 2025 Plan. The Administrator may at any time or times amend the 2025 Plan or any outstanding award and may at any time terminate the 2025 Plan as to future grants. However, except as expressly provided in the 2025 Plan or the applicable award, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the 2025 Plan or at the time the award was granted). Any amendments to the 2025 Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.
Certain Federal Income Tax Consequences
The following discussion summarizes certain federal income tax consequences associated with certain awards granted under the 2025 Plan under the law as in effect on the date of this Proxy Statement. The summary of federal income taxes does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2025 Plan, nor does it cover state, local or non-U.S. taxes.
ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction is generally available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of the holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is generally available to Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.
In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
SARs. In general, the grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash or the excess, if any, of the fair market value of the shares received on exercise over the base value from which appreciation is measured, as applicable, and a corresponding deduction is generally available to the Company.
Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.
Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses,

2025 PROXY STATEMENT 57

the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code (the “83(b) election”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the 2025 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2025 Plan may be subject to an additional 20% federal tax and may not be deductible to the Company.
New Plan Benefits
The future benefits or amounts that would be received under the 2025 Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. For further information on awards to non-employee directors, see the section “Compensation of Non-Employee Directors and Director Stock Ownership Guidelines” beginning on page 22 of this Proxy Statement.
The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2015 Plan during Fiscal 2024.

Name and Position	Number of Stock Options	Number of Restricted Stock Units
Named Executive Officers
John Swygert	45,231	23,575
Robert Helm	9,692	5,052
Eric van der Valk	14,216	7,409
Chris Zender	5,853	3,032
Kevin McLain	6,462	3,368
Executive Group	126,683	66,009
Non-Executive Director Group	—	13,472
Non-Executive Officer Employee Group	—	93,895

58 2025 PROXY STATEMENT

STOCKHOLDER APPROVAL OF 2025 PLAN
A majority of the votes properly cast is necessary to approve the 2025 Plan. As such, abstentions and broker non-votes will have no effect on the outcome.
The Board unanimously recommends that stockholders vote “FOR” approval of this proposal 3.
Equity Compensation Plan Information
The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans as of February 1, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,168,785(1)	$61.85(2)	1,684,851(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,168,785	$61.85	1,684,851

(1)
Includes no outstanding options granted pursuant to our 2012 Equity Incentive Plan (the “2012 Plan”) and 783,663 outstanding options and 385,122 non-vested RSUs granted pursuant to the 2015 Plan (the 2015 Plan, with the 2012 Plan, each an “Equity Plan” and, together, the “Equity Plans”). See Note 9 to our audited financial statements for Fiscal 2024 included in our Annual Report on Form 10-K for additional information regarding our Equity Plans.

(2)	Represents the weighted average exercise price of outstanding stock options and does not take into account RSUs granted under the 2015 Plan.
(3)
All shares reserved for future issuance are reserved for issuance under the 2015 Plan. All shares of common stock forfeited under the 2012 Plan, up to 2,000,000 shares of common stock, are returned to the 2015 Plan share reserves.

2025 PROXY STATEMENT 59

PROPOSAL 4-RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board recommends that the stockholders ratify the selection of KPMG as our independent registered public accounting firm for Fiscal 2025. KPMG is currently our independent registered public accounting firm.
The Audit Committee is responsible for the appointment, compensation, evaluation, and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee considered, among other factors:
•	KPMG’s qualifications;
•	The quality and efficiency of KPMG’s historical and recent performance on the Company’s audit;
•	KPMG’s capability and expertise;
•	The quality and candor of communications and discussions with KPMG;
•	The ability of KPMG to remain independent;
•	The appropriateness of fees charged;
•
KPMG’s tenure as the Company’s independent registered public accounting firm and its familiarity with our operations, businesses, accounting practices, and internal controls over financial reporting; and

•	The possible rotation of the independent registered accounting firm, as well as the impact of such a rotation.
Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.
We have been advised that a representative of KPMG, our independent registered public accounting firm for Fiscal 2024, will attend the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.
The selection of KPMG as our independent registered accounting firm will be ratified by the affirmative vote of the holders of a majority of shares of common stock represented at the Annual Meeting and entitled to vote and voting on the proposal.
The Board unanimously recommends a vote “FOR” ratification of the selection of KPMG as our independent registered public accounting firm.

60 2025 PROXY STATEMENT

Principal Accounting Fees and Services
KPMG serves as our independent registered public accounting firm. The following table presents aggregate fees for professional services rendered by KPMG for Fiscal 2024 and Fiscal 2023.

	For the Fiscal Year Ended February 1, 2025	For the Fiscal Year Ended February 3, 2024
Audit Fees(1)	$1,313,016	$1,222,500
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—

All Other Fees(3)	$1,780	$1,780

(1)
Audit fees for Fiscal 2024 and Fiscal 2023 include fees for professional services rendered for the audit and quarterly reviews of our consolidated financial statements filed with the SEC on Forms 10-K and 10-Q and the audit of internal control over financial reporting.

(2)	There were no amounts billed for audit-related or tax fees for Fiscal 2024 and Fiscal 2023.
(3)	Other fees for Fiscal 2024 and Fiscal 2023 are for our use of KPMG’s online accounting research software.
All audit and non-audit services provided to the Company and its subsidiaries by KPMG, the Company’s independent registered public accounting firm, during Fiscal 2024, were pre-approved by the Audit Committee. The Audit Committee reviews and approves all of KPMG’s proposed audit and non-audit engagements and related fees. In addition, any audit and non-audit fees for newly proposed professional services that arise during the year, or changes to previously approved fees and work, are reviewed and approved, to the extent possible, in advance of commencement of such services by the Audit Committee at their regularly scheduled meetings throughout the fiscal year. Should a situation arise that requires approval between meetings, the Audit Committee has delegated authority to its Chair to authorize such pre-approval and report on the same at the following regularly scheduled meeting. The Audit Committee has considered and discussed whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, with information and advice from KPMG, that the provision of such services has not adversely affected KPMG’s independence.
Pursuant to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms, and non-audit engagements with the independent registered public accounting firm on behalf of the Company in advance of providing any service. It is not the Audit Committee’s responsibility to prepare the financial statements of the Company, to plan or execute the audits of these statements, or to determine whether the statements themselves are accurate and set out in accordance with generally accepted accounting principles. Ollie’s management is responsible for the preparation of these statements and establishing and maintaining effective internal controls over financial reporting. The independent registered public accounting firm is responsible for the audit of Ollie’s financial statements and the audit of the effectiveness of Ollie’s internal control over financial reporting.

2025 PROXY STATEMENT 61

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s oversight duties and responsibilities are set forth in its charter, which is reviewed periodically and updated as necessary. A current copy of the Audit Committee Charter can be found on our website at https://investors.ollies.com/highlights.
The Audit Committee:
•	reviewed and discussed our audited financial statements for Fiscal 2024 with management;
•
discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC; and

•
received from KPMG the written disclosures and letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence among the Audit Committee members themselves and with KPMG.

Based on these reviews, discussions, and the reports of KPMG, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2024 be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025, for filing with the SEC.
The Audit Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Audit Committee’s responsibility for the appointment and oversight of the Company’s independent registered public accounting firm and determines whether to re-engage KPMG or consider other audit firms.
Submitted by the Audit Committee:
Thomas Hendrickson, Chair
Stanley Fleishman
Abid Rizvi
Stephen White

62 2025 PROXY STATEMENT

STOCKHOLDER PROPOSALS AND NOMINATIONS AT THE NEXT ANNUAL MEETING
In order to be included in the Company’s proxy materials for presentation at the Next Annual Meeting, a stockholder proposal pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices at Ollie’s Bargain Outlet Holdings, Inc., Attn: General Counsel, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112 by no later than the close of business on January 1, 2026, and must comply with the requirements of Rule 14a-8.
The Bylaws contain an advance notice of stockholder business and nominations requirement, which generally prescribes the procedures that a Company stockholder must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Board or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.
Accordingly, if a stockholder of the Company intends, at the Company’s Next Annual Meeting, to nominate a person for election to the Board or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on March 14, 2026, and not earlier than the close of business on February 12, 2026.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 13, 2026.
Notices should be addressed in writing to the Secretary at Ollie’s Bargain Outlet Holdings, Inc., Attn: James J. Comitale, Senior Vice President, General Counsel, and Corporate Secretary, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
OTHER BUSINESS
The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, the persons named in this Proxy Statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.
It is important that your proxy be returned promptly, whether by mail, by the internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the Annual Meeting in person, you may withdraw any proxy (including an internet or telephonic proxy) and vote your own shares.

By Order of the Board,

ERIC VAN DER VALK
President and Chief Executive Officer

2025 PROXY STATEMENT 63

APPENDIX A
OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
2025 INCENTIVE PLAN
1.	DEFINED TERMS
Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.
2.	PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.
3.	ADMINISTRATION
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.
4.	SHARE POOL; LIMITS ON AWARDS UNDER THE PLAN
(a) Number of Shares.
(1) Subject to adjustment as provided in Section 7(b) below, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is (i) 2,303,000 shares (the “Share Pool”); plus (ii) (A) the number of shares of Stock available for issuance under the Prior Plan as of the Date of Adoption, plus (B) the number of shares of Stock underlying awards under the Prior Plan that on or after the Date of Adoption are canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award under the Prior Plan, settled in cash or otherwise terminated without delivery of the shares are withheld upon exercise or settlement to cover the exercise price or tax withholding, or otherwise become available again for grant under the Prior Plan, in each case, in accordance with its terms.
(2) Up to the total number of shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award, (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by increasing the Share Pool by any shares of Stock underlying any portion of an Award that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Stock (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock. For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.
(b) Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 409A, Section 422, and Section 424 of the Code and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in

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cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future grant under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all; provided, however, that Substitute Awards will not be subject to the limits described in Section 4(d) below.
(c) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(d) Director Limits. Notwithstanding anything to the contrary under the Plan, the aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan for his or her services as a Director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any Equity Awards based on the grant date fair value in accordance with the Accounting Rules and assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a Director for his or her services to the Company or an affiliate other than as a Director, including, without limitation, as a consultant or advisor to the Company or an affiliate.
5.	ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its affiliates; provided, however, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.
6.	RULES APPLICABLE TO AWARDS
(a) All Awards.
(1) Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of a Stock Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees (or will be deemed to have agreed) to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, including for estate planning purposes, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.
(4) Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Notwithstanding the foregoing, no portion of any grant of Restricted Stock may be scheduled to

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vest prior to the date that is one year following the date the Restricted Stock is granted; (ii) no portion of any grant of a Stock Option or SAR may be scheduled to become exercisable prior to the date that is one year following the date the Stock Option or SAR is granted; (iii) no portion of any grant of a Restricted Stock Unit or Cash Award may be scheduled to vest or be settled, paid or distributed prior to the date that is one year following the date the applicable Restricted Stock Unit or Cash Award is granted; provided, however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent (5%) of the Share Pool may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions of this Section 6(a)(4). Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration, including in connection with a Covered Transaction or other transaction or event. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A) Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested will be forfeited.
(B) Subject to (C) and (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of ninety (90) days following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C) Subject to (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to the Participant’s death or by the Company due to the Participant’s Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D) All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon (i) such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith) or (ii) to the maximum extent permitted under applicable law, the Participant’s violation of any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant in favor of the Company or any of its affiliates by which the Participant is bound.
(5) Recovery of Compensation; Other Policies. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award or violates any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which the Participant is bound. Each Award will be subject to any policy of the Company or any of its affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject to any policy of the Company or any of its affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without

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limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and to any clawback, recoupment or similar policy of the Company or any of its affiliates and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and the Participant’s permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or the Participant’s permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6) Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award under applicable laws. The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any affiliate of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or an affiliate of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any affiliate of the Company). Subject to applicable laws, the Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been paid directly to the applicable Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any of its affiliates.
(7) Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Stock Options, SARs, unvested Awards or Awards that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based vesting or performance-based vesting). Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(8) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its affiliates, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its affiliates to the Participant.
(9) Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool).

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(10) Section 409A.
(A) Without limiting the generality of Section 11(b) below, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B) Notwithstanding anything to the contrary in the Plan or any Award Agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of any additional tax, interest or penalty under Section 409A.
(C) If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement.
(D) For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(E) With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b) Stock Options and SARs.
(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than one hundred percent (100%) (in the case of an ISO granted to a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Code, one hundred ten percent (110%)) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.
(3) Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of

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payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4) Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).
(5) No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.	EFFECT OF CERTAIN TRANSACTIONS
(a) Mergers, etc. Except as otherwise expressly provided in an Award Agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2) Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in Section 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the Fair Market Value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.
(3) Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(4) Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above, and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

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(5) Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(6) Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
(b) Changes in and Distributions with Respect to Stock.
(1) Basic Adjustment Provisions. In the event of a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the Share Pool, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1) above, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, to the extent applicable.
(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.	LEGAL CONDITIONS ON DELIVERY OF STOCK
An Award will not be effective unless such Award is in compliance with all applicable U.S. federal and state securities laws, any non-U.S. securities and exchange control laws, and any other laws, the rules and regulations of any governmental body and the requirements of any stock exchange or automated quotation system upon which the shares of Stock may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied, in its sole discretion, that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock delivered to Participants under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

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9.	AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.
10.	OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its affiliates to grant any person bonuses or other compensation in addition to Awards under the Plan.
11.	MISCELLANEOUS
(a) Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any of its affiliates has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, none of the Company, nor any of its affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its affiliates, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c) Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
12.	RULES FOR PARTICIPANTS SUBJECT TO NON-U.S. LAWS
To comply with laws in countries outside of the U.S. in which the Company and its subsidiaries operate or in which Participants work or reside, the Administrator, in its sole discretion, shall have the power and authority to (i) determine which Participants outside the U.S. will be eligible to participate in the Plan; (ii) modify the terms and conditions of any Award granted to Participants outside the U.S.; (iii) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award Agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator; and (iv) take any action, before or after an Award is granted, that it deems advisable to obtain approval or to facilitate compliance with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the

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Administrator is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other termination of Employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the Participant, the withholding procedures and handling of any stock certificates or other indicia of ownership. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable, and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase the Share Pool contained in Section 4 of the Plan or cause a violation of any U.S. law.
13.	GOVERNING LAW
(a) Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.
(b) Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 12 above or as provided in Section 13(a) above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c) Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award Agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that the Participant is not subject personally to the jurisdiction of the above-named courts that the Participant’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.
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2025 PROXY STATEMENT A-9

EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise), if applicable). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.
“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Cash Awards.
(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.
“Award Agreement”: The written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto.
“Board”: The board of directors of the Company.
“Cash Award”: An Award denominated in cash.
“Cause”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement with the Company or any of its affiliates that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Cause” means, as determined by the Administrator, (i) the Participant has committed a deliberate and premeditated act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; (ii) the Participant has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; (iii) the Participant has failed to perform or neglected the material duties incident to the Participant’s employment or other engagement with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Participant specifying such refusal or failure in reasonable detail; (iv) the Participant has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Company); (v) the Participant has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to the Participant’s employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Participant specifying such refusal in reasonable detail;

A-10 2025 PROXY STATEMENT

(vi) the Participant has breached any of the material terms contained in any employment agreement, non-competition agreement, confidentiality agreement or similar type of agreement to which such Participant is a party; (vii) the Participant has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness on the Company’s premises. Any voluntary termination of employment or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Employment for Cause shall be deemed to be a termination for “Cause.”
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.
“Company”: Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation, or any successor thereto.
“Compensation Committee”: The compensation committee of the Board.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company or (iv) any other analogous transaction the Administrator determines to be a Covered Transaction, solely at its discretion. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board.
“Director”: A member of the Board who is not an Employee.
“Disability”: In the case of any Participant who is party to an employment, service, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company and its or any of its affiliates for a period of ninety (90) consecutive days or for a total of one hundred eighty (180) days during any twelve (12)−month period as a result of any mental or physical illness, disability or incapacity even with reasonable accommodations for such illness, disability or incapacity provided by the Company or any of its affiliates or if providing such accommodations would be unreasonable and which condition is expected to last for a continuous period of not less than twelve (12) months, all as determined by the Compensation Committee in its reasonable good faith judgment. Participant shall cooperate in all respects with the Company if a question arises as to whether the Participant has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Participant’s condition with the Company). Notwithstanding anything to the contrary contained herein, and solely for purposes of any ISO, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).
“Employee”: Any person who is employed by the Company or any of its affiliates.
“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 of the Plan to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the

2025 PROXY STATEMENT A-11

Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan. For purposes of any Award that is not subject to Section 409A, “subsidiaries” in this definition shall be replaced with “affiliates”.
“Equity Award”: An Award other than a Cash Award.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award Agreement.
“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”: A person who is granted an Award under the Plan.
“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria (or any combination of any of the criteria described in this definition). The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: This Ollie’s Bargain Outlet Holdings, Inc. 2025 Incentive Plan, as from time to time amended and in effect.
“Prior Plan”: The Ollie’s Bargain Outlet Holdings, Inc. 2015 Equity Incentive Plan, as from time to time amended and in effect.
“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
“Section 422”: Section 422 of the Code and the regulations thereunder.

A-12 2025 PROXY STATEMENT

“Stock”: Common stock of the Company, par value $0.001 per share, as the same may be reclassified, exchanged, or recapitalized.
“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Substitute Award”: An award granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition.
“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

2025 PROXY STATEMENT A-13

SCAN TO
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V72550-P27308

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLLIE'S BARGAIN OUTLET HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors of the Board to hold office until the 2026 Annual Stockholders Meeting or until their respective successors have been elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. Alissa Ahlman	☐	☐	☐
1b. Mary Baglivo	☐	☐	☐
1c. Robert Fisch	☐	☐	☐
1d. Stanley Fleishman	☐	☐	☐
1e. Thomas Hendrickson	☐	☐	☐
1f. Abid Rizvi	☐	☐	☐
1g. John Swygert	☐	☐	☐
1h. Eric van der Valk	☐	☐	☐
1i. Stephen White	☐	☐	☐
1j. Richard Zannino	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. To approve a non-binding advisory proposal regarding named executive officer compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. To approve a new 2025 Equity Incentive Plan, which our Board adopted subject to approval by the Company's stockholders at the 2025 annual meeting, to succeed the Company's 2015 Equity Incentive Plan, which is expiring.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4.	**For**	**Against**	**Abstain**
4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2026.	☐	☐	☐

NOTE: Such other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Annual Proxy Statement and 10-K Wrap are available at www.proxyvote.com

V72551-P27308

OLLIE'S BARGAIN OUTLET HOLDINGS, INC.
Annual Meeting of Stockholders
June 12, 2025 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Eric van der Valk, Robert Helm, and James Comitale, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OLLIE'S BARGAIN OUTLET HOLDINGS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held live at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112 at 10:00 AM, EDT on June 12, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side